UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Consolidated-Tomoka Land Co.

(Name of Registrant as Specified In Its Charter)

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CONSOLIDATED-TOMOKA LAND CO. Post Office Box 10809 Daytona Beach, Florida 32120-0809 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS April 28, 2010	PRELIMINARY COPY

To our Shareholders:

The Annual Meeting of Shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the “Company”), will be held at the Holiday Inn Daytona Beach LPGA Boulevard, 137 AutoMall Circle, Daytona Beach, Florida, on Wednesday, April 28, 2010, at 2:00 p.m., local time, for the following purposes:

1.	To elect Linda Loomis Shelley, A. Chester Skinner, III, and Thomas P. Warlow, III, to serve as directors for three-year terms expiring at the annual meeting of shareholders to be held in 2013;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2010;

3.	To approve an amendment to our Amended and Restated Articles of Incorporation to provide for the annual election of directors;

4.	To approve an amendment to our Amended and Restated Articles of Incorporation to limit the number of directors on our Board;

5.	To approve the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan;

6.	To approve a proposal to conduct an annual advisory vote on executive compensation;

7.	To approve a proposal relating to majority voting in director elections; and

8.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on March 1, 2010, are entitled to notice of, and to participate in and vote at, the meeting. A complete list of shareholders as of the record date will be available for shareholders’ inspection at the corporate offices at 1530 Cornerstone Boulevard, Suite 100, Daytona Beach, Florida, for ten days prior to the meeting.

We hope you will be able to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to vote by telephone or over the Internet as indicated in the enclosed proxy card or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

If you have any questions or need any assistance with voting your shares, please contact our proxy solicitor, The Altman Group, toll-free at (866) 620-1450. You may also contact them by e-mail at pcasey@altmangroup.com.

By Order of the Board of Directors

Linda Crisp

Corporate Secretary

Daytona Beach, Florida

March [26], 2010

A COPY OF OUR MOST RECENT FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST DIRECTED TO OUR CORPORATE SECRETARY, POST OFFICE BOX 10809, DAYTONA BEACH, FLORIDA 32120-0809.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 28, 2010. This proxy statement and a copy of our 2009 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, are available at http://ctlc.com/2010_proxy.html.

CONSOLIDATED-TOMOKA LAND CO.

PROXY STATEMENT

CONSOLIDATED-TOMOKA LAND CO. Post Office Box 10809 Daytona Beach, Florida 32120-0809 PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS April 28, 2010	PRELIMINARY COPY

GENERAL INFORMATION

Why am I receiving this proxy statement?

This proxy statement and the enclosed form of proxy are being sent to you, a shareholder of Consolidated-Tomoka Land Co. (which we refer to as “the Company,” “we,” “our” or “us”), a Florida corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Shareholders to be held on Wednesday, April 28, 2010 at 2:00 p.m., local time, at the Holiday Inn Daytona Beach LPGA Boulevard, 137 AutoMall Circle, Daytona Beach, Florida (and at any adjournments or postponements thereof) (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting.

On or about March [26], 2010, we commenced mailing and made available electronically to our shareholders: (1) this proxy statement, (2) the accompanying proxy card and voting instructions, and (3) a copy of our 2009 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our audited financial statements.

What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

What is a proxy statement?

This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to obtain shareholder action on the matters outlined in the notice of meeting included with this proxy statement. These matters include: (1) the election of three Class I directors for three-year terms expiring at the 2013 Annual Meeting of Shareholders; (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2010; (3) the amendment of our Amended and Restated Articles of Incorporation to provide for the annual election of directors; (4) the amendment of our Amended and Restated Articles of Incorporation to limit the number of directors on our Board; (5) the approval of the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan; (6) a proposal to conduct an annual advisory vote on executive compensation; and (7) a proposal relating to majority voting in director elections. This proxy statement provides you with detailed information about these matters.

We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof, if properly presented at the Annual Meeting.

What is a record date and who is entitled to vote at the Annual Meeting?

The record date for the shareholders entitled to vote at the Annual Meeting is March 1, 2010. The record date was established by our Board as required by Florida law, the law of our state of incorporation. Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are entitled to one vote for each share that you owned on the record date on every matter submitted to the meeting. Our Articles of Incorporation and Bylaws do not provide for cumulative voting for the election of directors, which is permitted but not required by Florida law.

How many shares can be voted and what is a quorum?

You are entitled to one vote for each share of our common stock that you own as of the close of business on March 1, 2010. At the close of business on March 1, 2010, there were 5,723,268 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 2,863,135 shares of common stock based on the record date of March 1, 2010, will constitute a quorum to hold the Annual Meeting. If you grant your proxy by proxy card, your shares will be considered present at the Annual Meeting and part of the quorum. Abstentions and broker “non-votes” will be considered shares represented at the meeting for the purposes of establishing a quorum.

What different methods can I use to vote?

You have a choice of voting:

•	By telephone;

•	Over the Internet;

•	By mail; or

•	In person at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote by telephone, over the Internet or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation.

If you vote by telephone or over the Internet, you should not return your proxy card.

What is the difference between a “record holder” and an owner holding shares in “street name?”

If your shares are registered in your name, you are a “record holder.” You will be a record holder if you hold a stock certificate or if you have an account directly with our transfer agent, Registrar and Transfer Company. If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name” and you are considered the beneficial owner of such shares.

How do I vote if my shares are held in my name?

Voting by telephone, over the Internet or by mail

If you are a shareholder of record, you can vote by telephone, over the Internet or by mail. The enclosed proxy card contains instructions for voting by telephone or over the Internet. You can also vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-paid return envelope provided. Please promptly vote by telephone, over the Internet, or by mailing your proxy card to ensure your representation and the presence of a quorum at the Annual Meeting.

Voting in person at the meeting

If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring with you to the Annual Meeting proper personal identification and evidence of your share ownership.

How do I vote if my shares are held in “street name?”

Voting by telephone, over the Internet or by mail

If your shares are held in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank or other nominee on how to vote, and you should vote your shares using the method directed by your broker, bank or other nominee. In addition to voting by mail, a large number of banks and brokerage firms are participating in online or telephonic voting programs. These programs provide eligible “street name” shareholders the opportunity to vote by telephone or over the Internet. Voting forms will provide instructions for shareholders whose banks or brokerage firms are participating in such programs.

Voting in person at the meeting

If your shares are held in the name of your broker, bank, or other nominee and if you plan to attend the Annual Meeting and to vote in person, you should contact your broker, bank, or other nominee to obtain a broker’s proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.

Can I revoke my proxy or change my vote?

As long as your shares are registered in your name, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. There are several ways you can do this:

•	By sending a written notice of revocation to our Corporate Secretary at Consolidated-Tomoka Land Co., P.O. Box 10809, Daytona Beach, Florida 32120-0809;

•	By duly signing and delivering a proxy card that bears a later date; or

•	By attending the Annual Meeting and voting in person by ballot.

If your shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy or change your vote. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee.

What are my voting choices and what is the required vote?

By giving us your proxy by telephone, over the Internet or by signing, dating and mailing the enclosed proxy card, you authorize our management to vote your shares at the Annual Meeting or at any adjournments or postponements thereof in the manner you indicate.

Proposal 1: Election of Directors

We have nominated three directors for election in Class I at the Annual Meeting. In accordance with our Bylaws, the election of the nominees will require the affirmative vote of the holders of a plurality of the votes cast at the meeting. Only votes cast for a nominee will be counted.

With respect to the proposal to elect three nominees for director, you may:

•	Vote “For” the election of a nominee for director named in this proxy statement, or

•	“Withhold Authority” to vote for one or more of the nominees named in this proxy statement.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal year 2010. With respect to the proposal to ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for fiscal year 2010, you may:

•	Vote “For” ratification;

•	Vote “Against” ratification; or

•	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Proposal 3: Approval of Amendment to our Amended and Restated Articles of Incorporation to Provide for the Annual Election of Directors

Our Board has proposed to amend our Amended and Restated Articles of Incorporation to provide for the annual election of directors. With respect to the proposal to amend our Amended and Restated Articles of Incorporation, you may:

•	Vote “For” the amendment;

•	Vote “Against” the amendment; or

•	“Abstain” from voting on the amendment.

This amendment will be approved if the holders of at least 85% of the outstanding shares entitled to be voted on this proposal are voted for the amendment, as required by our Amended and Restated Articles of Incorporation.

Proposal 4: Approval of Amendment to our Amended and Restated Articles of Incorporation to Limit the Number of Directors on our Board

Our Board has proposed to amend our Amended and Restated Articles of Incorporation to limit the number of directors on our Board. With respect to the proposal to amend our Amended and Restated Articles of Incorporation, you may:

•	Vote “For” the amendment;

•	Vote “Against” the amendment; or

•	“Abstain” from voting on the amendment.

This amendment will be approved if the holders of at least 85% of the outstanding shares entitled to be voted on this proposal are voted for the amendment, as required by our Amended and Restated Articles of Incorporation.

Proposal 5: Approval of the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan

Our Board has proposed that our shareholders approve the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan. With respect to the proposal to approve the Equity Incentive Plan, you may:

•	Vote “For” the approval of the Equity Incentive Plan;

•	Vote “Against” the approval of the Equity Incentive Plan; or

•	“Abstain” from voting on the approval of the Equity Incentive Plan.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Proposal 6: Approval of a Proposal to Conduct an Annual Advisory Vote on Executive Compensation

Our Board has proposed to provide our shareholders with the opportunity to advise the Board as to whether the Company should conduct an advisory vote with respect to the compensation of our named executive officers at each annual meeting of shareholders beginning with the Company’s 2011 annual meeting of shareholders. With respect to the proposal to conduct an advisory vote on executive compensation, you may:

•	Vote “For” the proposal;

•	Vote “Against” the proposal; or

•	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Proposal 7: Approval of a Proposal Relating to Majority Voting in Director Elections

Our Board has proposed to provide our shareholders with the opportunity to advise the Board as to whether the Company should adopt a majority voting standard for the election of directors in uncontested elections beginning with the Company’s 2011 annual meeting of shareholders. With respect to the proposal relating to majority voting in director elections, you may:

•	Vote “For” the proposal;

•	Vote “Against” the proposal; or

•	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

What are the Board’s voting recommendations and what happens if I return an unmarked proxy card?

Unless indicated otherwise by your proxy card, if you return your properly executed proxy card with no votes marked, your shares will be voted as recommended by the Board. The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of all three of the nominees for director named in this proxy statement;

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2010;

•	FOR the amendment of our Amended and Restated Articles of Incorporation to provide for the annual election of directors;

•	FOR the amendment of our Amended and Restated Articles of Incorporation to limit the number of directors on our Board;

•	FOR the approval of the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan;

•	FOR the proposal to conduct an annual advisory vote on executive compensation; and

•	FOR the proposal relating to majority voting in director elections.

With respect to other matters that may properly be brought before the Annual Meeting or any adjournments or postponements thereof, if you return a properly executed proxy card, your shares will be voted as determined at the discretion of the proxy holders named in the proxy card.

What effect do abstentions and broker non-votes have on the proposals?

For each of Proposals 2, 5, 6 and 7, shares that abstain from voting are neither a vote cast in favor of nor a vote cast against the proposal, so they will have no effect on the outcome of the voting. With regard to the election of directors, if you withhold your vote (abstain from voting) for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee, but will result in that nominee receiving fewer votes. For each of Proposals 3 and 4, shares that abstain from voting will have the effect of a vote cast against the proposal. For all proposals, broker non-votes will be treated as shares represented at the meeting, but not voting. With regard to the election of directors and each of Proposals 2, 5, 6 and 7, broker non-votes will have no effect on the outcome of the voting. For each of Proposals 3 and 4, broker non-votes will have the effect of a vote cast against the proposal.

Will my shares be voted if I do not return my proxy card?

If you are the shareholder of record and you do not vote or provide a proxy, your shares will not be voted. Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. We believe that the ratification of the appointment of an independent registered public accounting firm, the declassification of the Board, limiting the number of directors on our Board, the proposal to conduct an annual advisory vote on executive compensation and the proposal relating to majority voting in director elections will be considered “routine” matters for which brokerage firms may vote unvoted shares. No other matters to be voted on at the Annual Meeting are considered “routine” matters. As a result, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted in the election of directors, your broker or other nominee will not be able to vote your shares in the election of directors in Class I, and your shares will not be voted for any of our nominees in that class. We urge you to provide instructions to your broker or nominee so that your votes may be counted on this important matter. We urge you to vote your shares by following the instructions provided on the enclosed proxy card and returning the proxy card to your bank, broker or other nominee to ensure that your shares will be voted on your behalf.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you own shares in multiple accounts with brokers and/or our transfer agent. To ensure that all of your shares are voted, please vote using each proxy card you receive. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Registrar and Transfer Company, which may be reached by telephone at (800) 368-5948 or over the Internet at info@rtco.com.

Whom should I call if I have questions or need additional copies of the proxy materials?

If you have any questions, need assistance voting, or need additional copies of this proxy statement, please contact our proxy solicitor, The Altman Group, toll-free at (866) 620-1450, or by e-mail at pcasey@altmangroup.com.

Who pays for the solicitation of proxies?

We will bear the cost of soliciting proxies, including the cost of preparation, assembly, printing, and mailing. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors and officers without additional compensation. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by telephone, by telegram, by email, by mail, by facsimile, through press releases issued by us or through postings on our website.

We have hired a professional proxy solicitation firm, The Altman Group (“Altman”), to assist in the solicitation of proxies at a fee estimated not to exceed $6,000, plus reimbursement of reasonable out-of-pocket expenses. We have also agreed to indemnify Altman against certain liabilities arising out of or in connection with its engagement.

May I access this year’s proxy statement and annual report over the Internet?

This proxy statement and a copy of our 2009 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, are available at http://ctlc.com/2010_proxy.html.

Where can I find the voting results of the Annual Meeting?

We intend to disclose the preliminary voting results in a Form 8-K within four business days of the Annual Meeting. If we first disclose preliminary voting results, the final voting results will be disclosed as an amendment to such Form 8-K within four business days after the final voting results are known. Both the Form 8-K and any amendment to such Form 8-K will be filed with the Securities and Exchange Commission and made available on our website at www.ctlc.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Articles of Incorporation divide the Board of Directors into three classes, as nearly equal as possible. Three Class I directors are to be elected at the Annual Meeting, to hold office until the 2013 Annual Meeting of Shareholders, or until their successors are duly elected and qualified.

All properly executed and returned proxies on the enclosed proxy card will be voted for the election of the persons named below who have been recommended to the Board of Directors by the Governance Committee as nominees for Class I, unless authority to do so is withheld.

Director nominee A. Chester Skinner, III was recommended for nomination by John C. Myers, III, a former independent director of the Company, and was nominated by the Board of Directors. Director nominee Thomas P. Warlow, III, was recommended for nomination by Wintergreen Advisers, LLC, a shareholder of more than 5% of our outstanding shares, and was nominated by the Board or Directors. Director nominee Linda Loomis Shelley is currently a director and was re-nominated by the Board of Directors. Each nominee has consented in writing to being named in this proxy statement and indicated his or her willingness to serve if elected. If any nominee should be unable to serve, which is not now anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

The election of Ms. Shelley, Mr. Skinner and Mr. Warlow will require the affirmative vote of the holders of a plurality of the shares present or represented at the meeting. In the election of directors, assuming a quorum is present, plurality voting means that the three nominees for election as directors in Class I who receive the greatest number of votes cast at the Annual Meeting will be elected directors. We have nominated three directors and the proxies that we are soliciting cannot be voted for more than three nominees. If you specify “Withhold Authority” on your proxy, your vote will not count either “for” or “against” the nominee, but will result in that nominee receiving fewer votes. Proxies specifying “Withhold Authority” will be counted for purposes of determining whether a quorum is present, as will broker non-votes.

Our Board of Directors recommends a vote “for” the election of Ms. Shelley, Mr. Skinner, and Mr. Warlow as directors in Class I. To vote for these nominees, please vote by telephone or over the Internet, as described in the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Additional information concerning the nominees and the directors, including pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears below.

Nominees Standing for Election

Linda Loomis Shelley, 58, Attorney and Shareholder in the law firm of Fowler White Boggs, P.A., since January 2001. Director (Class I) since 2008.

Ms. Shelley received her B.S. degree from the University of Florida and her J.D. from the University of Florida Levin College of Law. She chairs her firm’s business law department. Ms. Shelley is a member of the Board of Trustees of the University of Florida Law Center Association, is an active member of the Association of Florida Community Developers and Associated Industries of Florida, and serves on the Advisory Council for the Florida State University Conflict Resolution Consortium. She is a past member of the Board of Trustees of Florida Tax Watch. She has held several prominent positions in the government of the State of Florida, including General Counsel to Governor Bob Graham, Chief of Staff to Governor Lawton Chiles, and Secretary of the Department of Community Affairs, which has oversight of comprehensive land planning in Florida. The Board nominated Ms. Shelley as a director of the Company because of her extensive experience in the regulatory matters applicable to permitting and land development and numerous contacts with various governmental agencies. Ms. Shelley is a member of our Governance Committee.

A. Chester Skinner, III, 57, President of Skinner Bros. Realty Co., a Jacksonville, Florida-based real estate development firm since 1999. Mr. Skinner is a registered Florida real estate broker, licensed Florida general contractor (currently inactive), a certified commercial investment member of the National Association of Realtors, a member of the International Council of Shopping Centers, and past State and North Florida Chapter President of the National Association of Industrial and Office Parks. Director nominee (Class I).

Mr. Skinner is a graduate of the Georgia Institute of Technology with a B.S. in Industrial Management. He also attended the University of Florida, taking graduate courses in real estate and finance. Mr. Skinner has extensive experience in real estate development, investment, management, sales and leasing, and permitting and land entitlements. He has also had experience in land acquisitions, planning, design, and construction of business parks, office buildings, and office/warehouse projects.

Thomas P. Warlow, III, 66, President and Chairman of The Martin Andersen-Gracia Andersen Foundation, Inc., a charitable organization that provides grants for the purpose of public benefit in Central Florida, since 1998, and President and Chairman of Georgetown Enterprises, Inc., a Florida registered general contractor involved with development and construction in the Florida market since 1976. Director nominee (Class I).

Mr. Warlow is a graduate of Vanderbilt University with a B.E. in Civil Engineering. He is the former Chairman of the Orange County Road Advisory Board and the Orange County Underground Utility and Licensing Board. He has over forty-four years of experience in the general contracting and heavy construction business, including land development, engineering, planning, and construction.

Current Directors Not Standing for Election

John J. Allen, 57, President of Allen Land Group Inc., a Florida based commercial real estate brokerage company also involved in development, permitting and financial analysis, since 1994; President of Mitigation Solutions, Inc., a wetlands mitigation land bank, since 1995. Director (Class III) since 2009.

Mr. Allen is a graduate of Cornell University with a B.S. in Agricultural Economics. He serves as a Trustee of the University of North Florida Foundation and the Museum of Contemporary Art, Jacksonville, Florida. Prior to beginning his career in the real estate and commercial brokerage fields, he worked for Barnett Bank, Inc. in commercial lending and national corporate banking. He has been actively engaged in the development of a number of mixed-use projects throughout the northeast Florida market. Mr. Allen was responsible for the establishment of the first totally private wetland mitigation bank in Florida. Mr. Allen is a member of our Audit Committee.

William H. Davison, 66, Retired, Former Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, East Central Florida, from 1987 until his retirement in September 2007. He began his career with SunTrust in 1977, holding various positions, including vice president, president and chief operating officer. Director (Class II) since 2007.

Mr. Davison is a graduate of Florida State University with a B.A. in Economics. During his banking career, he was involved in all facets of commercial and retail banking, including commercial and real estate lending. As President of SunTrust Bank, East Central Florida, he oversaw the banking operations of twenty-eight offices in Volusia and Flagler Counties, Florida. He has expertise in finance and loan underwriting. Mr. Davison is a member of the Daytona State College Board of Trustees. Mr. Davison serves as Chairman of our Governance Committee and is a member of our Compensation Committee.

Gerald L. DeGood, 67, Consultant since 1999; Former Partner, Arthur Anderson LLP from 1964 until his retirement in July 1999. Director (Class III) since 2004.

Mr. DeGood is a graduate of The Ohio State University with a B.S. in accounting. He has over 40 years of public accounting experience serving as engagement partner for numerous public company clients and on public offerings of securities, including initial public offerings. His accounting experience was primarily in the industries of real estate, construction, agribusiness, and manufacturing. He has other public company board experience, having formerly served as a director of Bairnco Inc., a provider of industrial and commercial products, until its acquisition in 2007. He meets the current standard of requisite financial management expertise as required by the NYSE Amex and is an audit committee financial expert as defined by the rules of the SEC. Mr. DeGood has served as Chairman of our Audit Committee since April 2004.

Jeffry B. Fuqua, 64, President of Amick Construction Co. Inc., a highway, heavy construction, and land development company, since 1977. Director (Class II) since 2009.

Mr. Fuqua is a graduate of the University of Miami with a B.A. in philosophy and a minor in mathematics. He also received an M.S. and a Ph.D. in mathematics from the University of Miami. He currently serves as Chairman of the Greater Orlando Aviation Authority. Mr. Fuqua has extensive business and political contacts throughout the State of Florida. He is Vice Chairman of the Board of Directors of Old Florida Bancshares Inc. and Old Florida National Bank (formerly Liberty Bancorporation and Orlando National Bank). Mr. Fuqua has considerable expertise in land development and heavy construction. Mr. Fuqua is a member of our Governance Committee.

Allen C. Harper, 64, Chief Executive Officer of the American Heritage Railways since 1998. Director (Class III) since 2009.

Mr. Harper served as Director on the Tri-County Rail Authority, a state-owned commuter railroad, from 1989 to 2005, and was Chairman of the Board for three terms. In 2003, Tri-County Rail was incorporated into the South Florida Regional Transportation Authority, and in 2004 Mr. Harper was elected its Chairman. He also served as director of Florida East Coast Industries, Inc., a railroad and real estate company based in St. Augustine, Florida, for 12 years. In May 2001, Mr. Harper was appointed for the second time by Governor Bush to serve on the Miami-Dade Expressway Authority Board. Mr. Harper was an investor in, as well as an officer and member of Ghost Town Partners LLC, owner of Ghost Town in the Sky, a theme park that filed for Chapter 11 bankruptcy protection on March 10, 2009. Mr. Harper was not involved in the day-to-day operations of the theme park or its parent company. Mr. Harper is a member of our Compensation Committee and Governance Committee.

William H. McMunn, 63, President and Chief Executive Officer of the Company since 1999; Chairman of the Board of the Company from April 2008 to June 2009. Director (Class II) since 1999.

Mr. McMunn received his B.A. in Economics from Rollins College and an M.B.A. from Rollins in Business and Finance, and currently holds a Florida real estate broker license and a building contractor license. Mr. McMunn is the immediate Past Chairman of the Association of Florida Community Developers, an association of many of the largest developers and builders in Florida. Mr. McMunn serves as a director of the Company because of his current role as President and Chief Executive Officer of the Company and his over 35 years of experience in all aspects of real estate development including site selection, permitting, master planning communities, development, construction, leasing, and sales. He directs all of our operations and manages implementation of our business plan. Mr. McMunn joined the Company in 1990.

William L. Olivari, 66, Certified Public Accountant and Partner, Olivari & Associates, since June 1984. Director (Class II) since 2008.

Mr. Olivari graduated from Hofstra University with a B.B.A. in accounting. Much of his accounting practice is devoted to the representation of real estate developers and building contractors. Besides his accounting practice, he has served as an expert witness in court proceedings on bond validations, business valuations, lost income, and business interruption. He is Chairman of the Board of the Commercial Bank of Volusia County, Inc., East Coast Community Bank, past Chairman and a member of the board of directors of Daytona State

College Foundation, past Chairman and current board member of the Halifax Community Health Foundation, Inc., and a past member of the Audit and Finance Committee of Halifax Community Health System, Inc. Mr. Olivari is a member of our Audit Committee and Compensation Committee.

William J. Voges, 55, Chairman of the Board of the Company since June 2009, and President and Chief Executive Officer since 1996 and General Counsel since 1990 of the Root Organization, a private investment company with diversified holdings including real estate. Director (Class III) since 2001.

Mr. Voges graduated from Stetson University with a B.A. degree in Business Administration. He received his J.D. from the Stetson University College of Law. He is a director of First Financial Corp., a public company listed on NASDAQ under the symbol THFF, and First Financial Bank, a wholly owned subsidiary. He previously served on the Boards of CypressCoquina Bank, First Florida Bank of Volusia County, Barnett Bank of Volusia/Flagler Counties and Costa Del Mar. He serves on Stetson University’s Family Enterprise Center Professional Board of Advisors. At the Root Organization, he is responsible for the oversight and management of a diversified financial portfolio. The Root Organization actively manages and develops real estate investments, including the leasing and property management of office buildings and shopping centers and other real estate investments.

DIRECTOR COMPENSATION FOR 2009

In 2009, we provided the following annual compensation to non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	Total ($)
John C. Adams, Jr.	47,000	6,298	53,298
John J. Allen	18,250	0	18,250
William H. Davison	43,000	0	43,000
Gerald L. DeGood	47,250	0	47,250
Jeffry B. Fuqua	15,750	0	15,750
James E. Gardner(2)	17,000	2,781	19,781
Allen C. Harper	18,750	0	18,750
John C. Myers, III(3)	31,500	0	31,500
William L. Olivari	39,500	0	39,500
Linda Loomis Shelley	25,500	0	25,500
William J. Voges	33,250	2,434	35,684

(1)	Amounts consist of above-market earnings during fiscal 2009 on compensation that was deferred through fiscal 2009 under the Director Deferred Compensation Plan. Above-market earnings reflect the interest earned in excess of the interest that would have been earned at a rate equal to 120% of the applicable federal long-term rate (“AFR”). Earnings under the plan were calculated using an average rate of 7.32% and 120% of the AFR was 5.02%.
(2)	Member of the Board of Directors through May 13, 2009.
(3)	Resigned as a member of the Board of Directors on January 4, 2010.

Cash Compensation

Each non-employee director is paid an annual retainer of $15,000, payable quarterly, in compensation for service as a director, plus $1,500 for each board meeting attended. In addition, Mr. Voges, as Chairman of the Board, received an annual fee of $30,000, payable quarterly effective July 1, 2009, following his election as Chairman. Members of the Board’s Executive, Compensation, and Governance Committees also received $1,000 for each committee meeting attended, and Audit Committee members received $1,500 for each committee meeting attended, except that the Chairmen of the Compensation and Governance Committees received $2,000 per meeting attended, and the Chairman of the Audit Committee received $4,000 for each committee meeting attended. The non-employee director members of the Executive Committee, who are our two most senior independent members of the Board of Directors in years of service, are known as our “Lead Directors” and prior to Mr. Voges’ election as Chairman of the Board received an additional annual fee of $4,000, payable quarterly. For meetings via conference call, each director or committee member received $500 and the Chairman received $750. Mr. McMunn, our President and Chief Executive Officer, receives no director or committee member fees.

Director Deferred Compensation Plan

Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Directors, amended and restated effective January 1, 2005 (the “Director Deferred Compensation Plan”), directors are eligible to defer receipt of all or a portion of their fees earned for service on the Board of Directors and its committees. Deferred compensation accrues interest annually at the before income tax equivalent average rate of return earned by us on our short-term investments, which was 7.32% in 2009. Participants will generally receive their funds in substantially equal annual installments over a 10-year period commencing after the director ceases to be a director. Two directors currently participate in the Director Deferred Compensation Plan.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board is committed to responsible and effective corporate governance and regularly monitors developments in the area of corporate governance.

Independent Directors

The listing standards of the NYSE Amex (formerly the American Stock Exchange) require that we have a board of directors with at least a majority of independent directors. Our Board of Directors annually determines the independence of our directors based on these listing standards. No director is considered independent unless our Board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Generally, a director is not considered independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with us, our external or internal auditors, or other companies that do business with us.

Our Board has determined that the following directors, who constituted a majority of the members of our Board of Directors, were independent as of December 31, 2009 pursuant to Section 803 of the NYSE Amex Company Guide:

• John J. Allen	• Allen C. Harper
• John C. Adams, Jr.	• John C. Myers, III
• William H. Davison	• William L. Olivari
• Gerald L. DeGood	• Linda Loomis Shelley
• Jeffry B. Fuqua	• William J. Voges

In determining Mr. Adams’ independence, our Board of Directors evaluated the relationship and transaction described in “Certain Relationships and Related Transactions” below and determined that Mr. Adams did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

In determining Mr. Davison’s independence, our Board of Directors evaluated the relationship between Mr. Davison and SunTrust Bank, with whom we have a business relationship. Our Board considered that Mr. Davison retired as chairman, president and chief executive officer of SunTrust Bank, East Central Florida in 2007. Our Board also considered that Mr. Davison’s sole ongoing relationship with SunTrust is his service on a local SunTrust Advisory Board, which has no role in the affairs or operations of SunTrust Bank or policy-making function. The Advisory Board serves as a convenient forum for the exchange of ideas about local and industry economic trends with other local business and professional leaders. After considering these matters, the Board determined that Mr. Davison did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

In determining Mr. Olivari’s independence, our Board of Directors evaluated the relationship between Mr. Olivari and Halifax Community Health System, Inc. (the “Hospital”), which purchased land from us in 2003. Mr. Olivari was chairman of the Halifax Community Health Foundation Board (the “Foundation”) until January 2010 (and continues as a member of its board) and of the Audit and Finance Committee (the “Finance Committee”) of the Hospital until October 31, 2009. The Foundation is a charitable organization that raises funds to support the Hospital, and the Finance Committee is an advisory board of local professionals that reviews the Hospital’s financials. The Foundation and the Finance Committee do not set Hospital policy and do not exercise any control over the day-to-day operations of the Hospital or its board, whose members are appointed by the Governor of Florida. In addition, Mr. Olivari was appointed to the Foundation board in July 2006 and to the Finance Committee in May 2006, more than two years after the Hospital’s construction obligations and our repurchase rights were memorialized in deed covenants, so he was not involved in the transaction on the Hospital’s behalf, nor could he participate in or review such transactions. Mr. Olivari has also agreed to and has recused himself from the consideration of or voting upon any actions concerning the Hospital. After considering these matters, the Board determined that Mr. Olivari did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

In determining Ms. Shelley’s independence, our Board of Directors considered the fact that in 2004 we retained the services of Fowler White Boggs P.A., the law firm at which Ms. Shelley is a shareholder, in connection with a permit from the Army Corps of Engineers, and confirmed that Ms. Shelley was not involved in this matter. Also, in 2003 our now-former Senior Vice President—General Counsel and Assistant Secretary served on a countywide water committee (not directly related to our business) that used the services of Fowler White Boggs P.A., and Ms. Shelley participated in a few of those meetings. Our Board also considered the business relationship between Ms. Shelley and John C. Myers, III, who resigned from our Board on January 4, 2010. Since 2003, Ms. Shelley has been advising the Reinhold Corporation (“Reinhold”) from time to time with respect to land use issues pertaining to a tract of land owned by Reinhold. Mr. Myers is the Reinhold’s Executive Chairman of the Board. Reinhold is wholly owned by The Reinhold Family Trust, of which Mr. Myers is one of seven trustees. After considering these matters, the Board determined that Ms. Shelley did not have a relationship that would interfere with the exercise of independent judgment in carrying out her responsibilities as a director.

In determining Mr. Voges’ independence, our Board of Directors considered the fact that an employee of a subsidiary of Brown & Brown, Inc., which provides insurance services to the Company, became Mr. Voges’ son-in-law in August 2008 and that his son-in-law has no involvement in or interest in the relationship between Brown & Brown, Inc. and the Company. After considering these matters, including an interview with Mr. Voges with the Governance Committee and multiple reviews by the independent directors in executive session without Mr. Voges’ presence, the Board determined that Mr. Voges did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

Our Board has also determined that director nominees Mr. Skinner and Mr. Warlow are independent under the listing standards of the NYSE Amex.

Our independent directors hold a formal meeting following each Board of Directors meeting, separate from management and non-independent directors.

Director Attendance at Meetings

During 2009, our Board of Directors held four regularly scheduled meetings and five special meetings and acted two times by unanimous written consent. All members of the Board of Directors attended more than 75% of all of the meetings of the Board and all committees on which they served during 2009.

Our policy is to encourage members of the Board of Directors to attend the Annual Meeting of Shareholders. All directors attended the 2009 Annual Meeting of Shareholders.

Executive Committee

On February 8, 2010 our Board of Directors eliminated the Executive Committee because the Chairman is now an independent director. The Executive Committee, which held one meeting in 2009, had the authority, during intervals between meetings of the Board of Directors, to exercise power on matters designated by the Board. The Lead Directors of the Executive Committee communicated on a regular basis with the Chairman when the Chairman and Chief Executive Officer positions were held by Mr. McMunn.

Audit Committee

The Audit Committee, which held six meetings in 2009, assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditor, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting and financial reporting processes generally. KPMG LLP, our independent auditor for its fiscal year ended December 31, 2009, reported directly to the Audit Committee.

The Audit Committee acts under a written charter adopted by the Board of Directors, which was amended February 18, 2009. The current charter of the Audit Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. DeGood is the Chairman of the Audit Committee and Mr. Adams, Mr. Allen, and Mr. Olivari are members of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee are independent under the listing standards of the NYSE Amex and Rule 10A-3 promulgated under the Securities Exchange Act of 1934. All Audit Committee members possess the level of financial literacy required by the listing standards of the NYSE Amex. Mr. DeGood, as Chairman of the Audit Committee, meets the current standard of requisite financial management expertise as required by the NYSE Amex and is an “audit committee financial expert” as defined by rules adopted by the Securities and Exchange Commission.

The Audit Committee has adopted Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee. Any person who has a concern or complaint regarding such matters may notify the Audit Committee by sending an e-mail to GLDegood@msn.com or by submitting the complaint by certified return receipt letter to: Gerald L. DeGood, 27187 Old Spring Lake Road, Brooksville, Florida 34602.

Compensation Committee

The Compensation Committee, which held eight meetings in 2009, assists the Board of Directors in discharging its responsibilities relating to the compensation of our chief executive officer and other officers and key employees, reviews and discusses with management our “Compensation Discussion and Analysis” set forth below, and administers the 2001 Stock Option Plan. The Compensation Committee may form, and delegate its authority to, subcommittees when appropriate.

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the named executive officers. The full Board of Directors (other than Mr. McMunn) aids the Compensation Committee by providing annual recommendations regarding the performance of Mr. McMunn, our President and Chief Executive Officer. Mr. McMunn provides annual recommendations regarding the compensation of the other named executive officers and all other managers whose annual total compensation exceeds $75,000. In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant. In 2009, the Compensation Committee retained Watson Wyatt (recently re-named Towers Watson following a merger with Towers Perrin), a global professional services company, to develop our new long-term equity incentive plan, conduct a review of our annual and long-term incentive compensation program, and review proposed modifications to our cash bonus plan.

The Compensation Committee acts under a written charter adopted by the Board of Directors, which was amended January 24, 2007. The current charter of the Compensation Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Adams is the Chairman of the Compensation Committee, and Mr. Davison, Mr. Harper, and Mr. Olivari are members of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are independent under the listing standards of the NYSE Amex.

Governance Committee

The Governance Committee, which held five meetings during 2009, was formed to perform the functions of a nominating committee and recommends to the Board individuals who are qualified to become members of the Board (based on criteria approved by the Committee) and nominees for the Board for annual meetings of the shareholders.

The Governance Committee operates under a formal charter, which was amended on October 28, 2009, that governs its duties and standards of performance. The current charter of the Governance Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Davison is the Chairman of the Governance Committee, and Mr. Fuqua, Mr. Harper, and Ms. Shelley are members of the Governance Committee. The Board of Directors has determined that all members of the Governance Committee are independent under the listing standards of the NYSE Amex.

Consideration of Director Nominees

The Governance Committee will consider recommendations from shareholders for nominations for candidates for membership on the Board of Directors. To recommend a candidate to the Governance Committee, shareholders should submit recommendations in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder: (a) the name and address, including telephone number, of the recommending shareholder; (b) the number of our shares owned by the recommending shareholder and the time period for which such shares have been held; (c) if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held (alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held); and (d) a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders.

In addition, a nominating recommendation must be accompanied by the following information concerning the proposed nominee: (a) the name, business address, and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class or series and number of shares of our capital stock, if any, which are owned beneficially and of record by the proposed nominee; and (d) any other information regarding the proposed nominee that would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, had the proposed nominee been nominated by the Board of Directors. The nominating recommendation must also describe all relationships between the proposed nominee, his immediate family, and the recommending shareholder, including management of any corporate shareholder, and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination. The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to our governance. The statement should include whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Governance Committee (and the recommending shareholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director. If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group. Director candidates recommended by shareholders in accordance with these procedures will be evaluated and considered by the Governance Committee in the same manner as it evaluates other proposed nominees.

In addition to recommending nominees for consideration to the Governance Committee, shareholders may also directly propose nominees for consideration at an annual meeting of our shareholders. The requirements and procedures to be followed by shareholders wishing to directly nominate a director at our annual meeting are discussed under “Shareholder Proposals” on page 46 of this proxy statement.

The Governance Committee has established specific, minimum qualifications that must be met by a Committee-recommended nominee. Under these criteria, a majority of the Board should be independent under the listing standards of the NYSE Amex. In addition, a nominee should demonstrate high ethical standards and integrity in his or her personal and professional dealings and be willing to act on and remain accountable for boardroom decisions; should have the ability to provide wise, thoughtful counsel on a broad range of issues; should be financially literate; should be willing to listen and be open to the consideration of other opinions, as well as have the ability to effectively communicate his or her own ideas; should be committed to seeking exceptional performance of the Company, both in absolute terms and relative to its peers; and should have the ability to commit sufficient time and attention to our activities.

Prior to identifying and evaluating nominees for director, the Governance Committee assesses the size and membership of the Board and determines whether any vacancies are to be expected. In the event of any vacancies, the Committee considers potential candidates for director, which may come to the Committee’s attention through current Board members, shareholders, professional search firms, or other persons. In addition to the specific, minimum qualifications described above, the Committee seeks to ensure that the Board as a whole will possess the following specific qualities or skills: expertise in management or oversight of financial accounting and control; a record of making sound business decisions; cognizance of current general management trends and “best practices;” relevant knowledge specific to the industries in which we operate; ability and willingness to motivate and require high-performance by management; capability of questioning, approving, and monitoring our strategic plans, and providing insight and directional focus; a knowledge of the geographic area in which we operate and relationships within the local communities in that area which would be beneficial to us; and experience on the boards of other public companies. The Committee meets to review and report to the Board on possible candidates for membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board at the Annual Meeting of Shareholders.

The Committee believes that its criteria and desired qualities and skills lead to nominees with a broad diversity of experience, skills, and backgrounds. The Committee does not assign specific weights to its criteria and no specific quality or skill is applicable to all prospective nominees. The Committee has no policy regarding diversity but does not discriminate against nominees on any basis proscribed by law.

Codes of Ethics

We have adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, violations of which may be reported to the Audit Committee. We will provide a copy of this code to any person upon request and without charge. Any such request should be made in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

We have adopted a Code of Business Conduct and Ethics that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code.

Communication with the Board of Directors

Shareholders and other individuals may communicate with the Board of Directors by writing to the Board of Directors, c/o Corporate Secretary, Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Policies and Procedures for Approval of Related Party Transactions

The Board of Directors has adopted a written Related Party Transactions Policy and Procedures establishing guidelines with respect to the review, approval, and ratification of Related Party Transactions. The policy applies to any transaction in which we are a participant, any related party has a direct or indirect interest and the amount involved exceeds $120,000. The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of the entry into the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Certain Relationships and Related Transactions

The Company purchases insurance policies through Brown & Brown, Inc., the insurance agency that brokers these purchases. The son-in-law of Mr. Adams is employed by Brown & Brown and has served as the account executive for the policies we purchase through Brown & Brown since January 1999. In fiscal 2009, 2008, and 2007, we paid to Brown & Brown premiums aggregating $519,830, $592,933 and $714,762, respectively, and Mr. Adams’ son-in-law received a portion of the commission earned by Brown & Brown, which totaled $15,707, $15,406 and $17,616, respectively. We believe that the premiums and the terms of the insurance policies purchased were at market rates and on market terms. The Audit Committee has ratified these transactions under its Related Party Transactions Policy and Procedures.

Board Leadership Structure

We have adopted, as part of the charter of the Governance Committee, a policy that the Chairman of the Board be an independent director. The Chairman is appointed by the non-management directors annually. We adopted this policy following a shareholder vote in favor of a proposal to adopt an independent board chairman policy at the 2009 Annual Meeting of Shareholders. Mr. Voges, an independent director, serves as the Chairman of the Board.

Board Role in Risk Oversight

The Board has an active role in overseeing risk management. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee inquires of management and our independent auditor about significant risks or exposures and assesses the steps management has taken to minimize such risks. While these committees are responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed through committee reports about such risks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 1, 2010, the following shareholders were beneficial owners of more than 5% of the outstanding shares of our common stock. The information below is as reported in filings with the Securities and Exchange Commission. We are not aware of any other beneficial owner of more than 5% of the shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Blackrock, Inc.(1)	336,603	5.9%
40 East 52nd Street New York, NY 10022
Pico Holdings, Inc.(2)	310,000	5.4%
875 Prospect Street, Suite 301 La Jolla, CA 92037
Third Avenue Management LLC(3)	510,182	8.9%
622 Third Avenue, 32nd Floor New York, NY 10017
Wintergreen Advisers, LLC, et. al.(4)	1,481,474	25.9%
333 Route 46 West, Suite 204 Mountain Lakes, NJ 07046

(1)	The amount shown and the following information is derived from a Schedule 13G filed by Blackrock, Inc. (“Blackrock”), reporting beneficial ownership as of December 31, 2009. According to Schedule 13G Blackrock has sole voting and sole dispositive power over 336,603 shares.
(2)	The amount shown and the following information is derived from a Schedule 13G/A filed by Pico Holdings, Inc. (“Pico”), reporting beneficial ownership as of December 31, 2009. According to Schedule 13G/A Pico has sole voting and sole dispositive power over 310,000 shares.
(3)	The amount shown and the following information is derived from a Schedule 13G filed by Third Avenue Management LLC (“TAM”), reporting beneficial ownership as of December 31, 2009. According to Schedule 13G TAM has sole voting power and sole dispositive power over 510,182 shares. AIC Corporate Fund has the right to receive dividends from, and the proceeds from the sale of, 1,779 of the shares reported by TAM; Third Avenue Real Estate Value Fund has the right to receive dividends from, and the proceeds from the sale of, 500,500 of the shares reported by TAM; Third Avenue Real Estate Value Fund UCITS has the right to receive dividends from, and the proceeds from the sale of, 1,003 of the shares reported by TAM; and various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds of the sale of, 6,900 of the shares reported by TAM.
(4)	The amount shown and the following information is derived from a Schedule 13D/A filed by Wintergreen Advisers, LLC (“Wintergreen”), reporting beneficial ownership as of December 21, 2009. According to Schedule 13D/A Wintergreen Fund, Inc. (“Fund”) beneficially owns 715,423 shares, Wintergreen Partners Fund, LP (“Partners Fund”) beneficially owns 391,114 shares, Wintergreen Partners Offshore Master Fund, Ltd. (“Master Fund”) beneficially owns 213,762 shares, and Renaissance Global Markets Fund (“Global Fund”) beneficially owns 161,175 shares. Wintergreen, as sole investment manager of Fund, Partners Fund, Master Fund and Global Fund may be deemed to beneficially own the 1,481,474 shares beneficially owned by Fund, Partners Fund, Master Fund and Global Fund, and Wintergreen has shared voting and dispositive power with respect to these 1,481,474 shares.

Security Ownership of Directors, Director Nominees, and Executive Officers

The following table contains information at March 1, 2010, on the beneficial ownership of the shares of our common stock for each director and director nominee, each “named executive officer,” and by all of our directors, director nominees and executive officers as a group, and the percentage of the aggregate of such shares to all of the outstanding shares of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership						Percent of Class
	Sole		Shared		Total
John C. Adams, Jr.	10,000	(1)	—		10,000	(1)	*
John J. Allen	7,900		23,000		30,900		*
William H. Davison	200		—		200		*
Gerald L. DeGood	494		—		494		*
Jeffry B. Fuqua	—		—		—		*
Allen C. Harper	—		—		—		*
William H. McMunn	60,000	(2)	58,387		118,387	(2)	2.1%
William L. Olivari	800		—		800		*
Linda Loomis Shelley	200		—		200		*
A Chester Skinner, III	—		—		—		*
Bruce W. Teeters	48,355	(3)	—		48,355	(3)	*
William J. Voges	4,020	(4)	489	(5)	4,509	(4)(5)	*
Thomas P. Warlow, III	—		—		—		*
Directors, Director Nominees, and Executive Officers as a Group (13 persons)	131,969	(6)	81,876		213,845	(6)	3.7%

*	Less than 1%.
(1)	Does not include 4,000 shares held in trust for Mr. Adams’ wife who has sole voting and disposition power over those shares.
(2)	Includes 60,000 shares subject to options that are currently exercisable within 60 days of March 1, 2010.
(3)	Includes 24,000 shares subject to options that are currently exercisable within 60 days of March 1, 2010. Also includes 200 shares held by Mr. Teeters’ wife who has sole voting and disposition over these shares.
(4)	Includes 120 shares held in the William J. Voges Revocable Trust and 120 shares held in the Robert L. Voges Trust UTA December 15, 1997, for the benefit of Robert J. Voges, the brother of Mr. Voges, for which Mr. Voges serves as trustee.
(5)	Includes 200 shares held jointly with his wife, for which Mr. Voges does not have voting power.
(6)	Includes 84,000 shares subject to options that are currently exercisable within 60 days of March 1, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides an overview and analysis of the material elements of our compensation program and policies during the 2009 fiscal year for the following individuals, referred to throughout this proxy as our “named executive officers:”

•	William H. McMunn, President and Chief Executive Officer

•	Bruce W. Teeters, Senior Vice President—Finance and Treasurer

Following this section is a series of tables containing specific information pertaining to the compensation earned in 2009 by the named executive officers. The discussion below is intended to put the information contained in the tables into context with our overall compensation program.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain executive officers by aligning their interests with those of our shareholders. This program has been structured to motivate executive officers to achieve performance goals established by the Board and to create long-term allegiance to us. The executive compensation program rewards executive officers for achievement of annual and long-term goals, based on their individual performance and their contribution to the overall Company performance.

Our executive compensation philosophy is intended to balance annual performance incentives through salary and bonuses with rewards for long-term performance through a proposed equity incentive plan, which is currently intended to be focused on grants of performance-based restricted stock, and pension plan contributions. We endeavor to provide an executive compensation program that:

•	will reward enhanced long-term shareholder value;

•	is competitive;

•	will stimulate actions that contribute to improvement in our operating and financial results;

•	will attract well-qualified executives who have the ability and desire to implement our strategy for achieving annual and long-term performance goals;

•	will motivate executives to achieve Company and individual performance goals set by us; and

•	will create long-term allegiance to us.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the named executive officers. While the Compensation Committee reviews the total compensation paid to each of the named executive officers, it views each element of our executive compensation program to be distinct. We have not adopted any formal or informal policy for allocating executive compensation between annual and long-term or between cash and non-cash. The Compensation Committee makes these allocation decisions each year based on recent performance, goals, and objectives.

The full Board of Directors (other than Mr. McMunn) aids the Compensation Committee by providing annual recommendations regarding the performance of Mr. McMunn, our President and Chief Executive Officer. Mr. McMunn provides annual recommendations regarding the performance and compensation of the other named executive officer and all other managers whose total annual compensation exceeds $75,000.

In 2008, the Compensation Committee engaged an independent consultant, Towers Perrin, a global professional services firm, to perform a comprehensive review, including benchmarking and peer company comparisons, of our entire executive compensation program, including base salaries, bonuses and incentive compensation, benefit plans and arrangements, and equity and option granting practices. A comparative compensation assessment prepared by Towers Perrin was reviewed by the Compensation Committee in evaluating and establishing 2009 executive compensation. In 2009, the Compensation Committee retained independent consultant, Watson Wyatt (recently re-named Towers Watson following a merger with Towers Perrin), a global professional services company, to assist the Compensation Committee in developing our new long-term incentive plan, and to conduct a review of market and annual long-term incentive award levels for our named executive officers.

Executive Compensation Elements

Base Salary. The base salaries of the named executive officers are set annually in January following a review of the prior year’s performance of the normal responsibilities associated with the named executive’s job description. While we do not benchmark base salaries against any particular peer group, we endeavor to establish base salaries that are competitive with similar positions in our geographic location. We reviewed the Towers Perrin compensation study, which was based on the Watson Wyatt Worldwide 2007/2008 Top Management Compensation Calculator, which evaluates jobs, not incumbents. With respect to cash compensation (base salary plus cash bonus), the study indicated that our cash compensation for the named executive officers was generally in line with the median cash compensation amount of a comparative sample group. The comparative sample group used for these purposes consisted of companies with comparable business operations and relative size. Towers Perrin identified seven companies as potential peers. The Company analyzed publicly available information to determine earnings per share (“EPS”) performance and competitive compensation of the executive officers of these companies. These companies were:

Alico Inc.	Bresler & Reiner Inc.
California Coastal Communities Inc.	Homefed Corp.
Pope Resources	Tejon Ranch Co.
Thomas Properties Group Inc.

The following four companies are included in the peer group performance chart found in our Form 10-K filing:

Avatar Holdings Inc.	California Coastal Communities, Inc.
Maxxam Inc.	Oakridge Holdings Inc.

Historically, the Compensation Committee has evaluated individual performance of named executive officers based on our EPS in the prior year and the individual’s contribution to our performance. In evaluating individual performance, the Compensation Committee also considers any additional duties or responsibilities assumed by the individual during the prior year, individual contribution to any new strategies developed and adopted by the Company, individual contribution to our public image, the individual’s leadership and motivation skills, and any significant actions by the individual that have had a positive effect on long-term shareholder value. The ten companies listed above were used in the Company’s EPS peer group performance evaluation. The Compensation Committee analyzed the total mix of available information on a qualitative, not quantitative, basis in determining base salary.

In January 2010, the Compensation Committee performed a qualitative review of each named executive officer’s performance during 2009 that was based on the Compensation Committee’s subjective judgment and determined that Mr. McMunn’s performance was commendable based on his overall leadership, development and implementation of strategies beneficial to the Company and the ongoing profitability of the Company in a very difficult operating environment. Under his leadership, the Company outperformed the EPS of its ten peer companies and was the only company within such peer group to report a profit. The elements of individual performance of Mr. McMunn that were considered were: his negotiation of an advantageous road construction agreement using federal stimulus funds plus contributions from other interested parties that reduced the Company’s anticipated capital investment from $12 million to under $1 million; his effectiveness in influencing the passage of new state growth management legislation that benefited the Company; and his successful management of the conversion of approximately 700 acres of Company lands that will improve long-term shareholder value. He also served in a leadership capacity on several community and business organizations that benefit the Company’s interests. Mr. Teeters’ performance was also commendable based in part on overall performance of the Company and his contributions to that performance as the Chief Financial Officer as well as his accomplishments during the year as the Company’s chief development officer. The elements of Mr. Teeters’ individual performance that were considered were: his role in the completion and leasing of the Company’s 1616 Concierge office building; his successful negotiations to purchase strategic land at attractive terms and price using 1033 funds; and his role in obtaining an extension for reinvestment of 1033 funds resulting in a tax cash savings of $2.5 million. Both Mr. McMunn and Mr. Teeters were proactive in their interaction and discussions with both elected and appointed officials at the city, county, and state levels to protect the Company from restrictive regulations, preserve entitlements, and position the Company to maximize the financial returns to the shareholders in future years, and also provided effective leadership in their communications with shareholders, proxy advisory firms, and other professionals during the 2009 proxy contest. The Company’s performance was positively impacted by its portfolio of almost entirely credit-tenant net-lease properties, which have continued to perform well. Mr. McMunn and Mr. Teeters are responsible for the development and execution of this Board-approved business plan over the past 10 years, a strategy which has positioned the Company to remain financially strong and profitable.

Despite their 2009 performance, in January 2010 the Compensation Committee determined that due to the adverse business climate (including limited credit availability and the prospect of a continued harsh sales and operating climate) and the Board’s freeze on all employee salaries for 2010, the base salaries of the named executive officers were to remain unchanged at this time.

Cash Bonus. The Compensation Committee has the discretion to recommend the payment of cash bonuses for annual performance by the named executive officers as reflected by our overall profitability and each named executive officer’s individual contributions to that profitability. Prior to fiscal 2008 no formal policy on cash bonuses had been adopted by us, and all cash bonuses for annual performance were discretionary following the recommendation of the Committee. In determining whether to award a cash bonus, the Committee considered EPS and individual accomplishments that contributed to such earnings during the year.

On January 28, 2009, the Board of Directors, following the recommendation of the Compensation Committee, adopted and approved the Annual Executive Cash Bonus Criteria (the “2009 Cash Bonus Plan”). The 2009 Cash Bonus Plan was subsequently amended on October 28, 2009, following the recommendation of the Compensation Committee. The 2009 Cash Bonus Plan applied to our Chief Executive Officer (“CEO”), our Executive Officers, Senior Vice Presidents, Vice Presidents, and managers designated in the Cash Bonus Plan. The 2009 Cash Bonus Plan was instituted to reward annual performance and is a discretionary cash bonus plan. The bonus pool was to be established based on our EPS for the fiscal year and was to be adjusted for the number of employees in the Cash Bonus Plan at each level of participation. Actual awards to participants were to be based on two factors, our EPS for the fiscal year and the individual participant’s performance (based on the recommendation of the CEO to the Compensation Committee, which reviews such recommendations and makes its recommendations to the Board for final approval, for participants other than the CEO, and based on the recommendation of the Compensation Committee to the Board in the case of the CEO). The Compensation Committee may also recommend that the Board award discretionary cash bonuses to participants whose performance is determined to have been outstanding during the plan year or otherwise merits a special one-time cash bonus. In addition, an award may be reduced or eliminated if performance or other issues warrant such action.

The maximum bonus payable to a participant was 200% of base annual salary for the CEO, 100% of base annual salary for Executive Officers and Senior Vice Presidents, 75% of base annual salary for Vice Presidents, and 50% of base annual salary for designated managers. The 2009 Cash Bonus Plan included guidelines for estimated bonuses based on our EPS for the fiscal year, ranging from $1.50 (in which case the estimated cash bonus would be 43% of base annual salary for the CEO, 22% of base annual salary for Executive Officers and Senior Vice Presidents, 16% to 20% of base annual salary for Vice Presidents, and 6% to 20% of base annual salary for designated managers) to $6.00 (in which case the estimated bonuses would be the maximum bonuses discussed above). In general, no cash bonuses were to be awarded if our EPS was less than $1.50 unless, upon the recommendation of the Compensation Committee, the Board of Directors determines that a participant’s performance has been outstanding or otherwise merits a special one-time cash bonus.

In January 2010, the Compensation Committee determined that no cash bonuses were to be awarded to participants in the 2009 Cash Bonus Plan based on fiscal 2009 performance because the Company’s overall EPS did not meet the minimum earnings threshold under the plan. In February 2010, the Board terminated the 2009 Cash Bonus Plan. The Company anticipates that a new cash bonus plan will be developed and approved by the Board during 2010 but the Board has not adopted any cash bonus plan for fiscal 2010.

Stock Option Compensation. We have historically granted stock options and tandem stock appreciation rights (“SARs”) to align named executive officer incentives with shareholders over the long-term, which has been accomplished through such grants since stock options and tandem SARs have value only if our stock price increases over time. This has been our primary vehicle for providing long-term incentive compensation to and retention of the named executive officers and other key managers.

Our shareholders approved the 2001 Stock Option Plan in April 2001. This Plan provides for the grant of non-qualified and qualified stock options to purchase shares of our common stock at a per share exercise price equal to the fair market value of such shares on the date of grant. Our stock options typically become exercisable as to no more than one-fifth of the total number of shares covered by the option during each twelve-month period commencing twelve months after the date of grant, and expire after 10 years. In addition, each stock option grant includes a tandem SAR, exercisable only to the extent that the related stock option is exercisable. Upon the exercise of a tandem SAR, the holder is entitled to receive the value of the SAR, calculated by subtracting the excess of the fair market value of the common stock over the exercise price of the related option from the quotient obtained by dividing such amount by one minus the holders’ personal income tax rate. The tandem SAR is payable upon exercise in cash or common stock, at the discretion of the Compensation Committee. The tandem SAR can be exercised only until the later of the end of (a) the 90-day period following the exercise of the related stock option or (b) the 10-day period beginning on the third business day after the date on which we release our official financial data for the quarter in which the related stock option was exercised.

The 2001 Stock Option Plan does not specify when stock options and tandem SARs are granted. Historically, stock options and tandem SARs have been granted annually in January based on the prior year’s performance. The release of material non-public information is not timed for the purpose of affecting the values of stock options and tandems SARs. At the time of granting stock options and tandem SARs, the Compensation Committee is aware of our financial results for the prior fiscal year, but does not adjust the size of the grants to reflect possible market reaction to such results.

The 2001 Stock Option Plan reserved 500,000 shares for stock option grants. We anticipated that the shares would be granted over an estimated eight to ten year period with grants awarded covering approximately 10% of the shares per year with adjustments based on the number of participants in the plan and their overall performance. Stock option grants were generally determined by evaluating the number of shares remaining under the 2001 Stock Option Plan and the number of years remaining until expiration of such plan.

No stock options for 2009 performance have been granted under the 2001 Stock Option Plan because there are only 22,400 shares remaining for stock option grants under the plan. The Compensation Committee, after consulting with Watson Wyatt in connection with its engagement, has developed our new long-term incentive plan, the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan, which was adopted by the Board on February 18, 2010, subject to shareholder approval.

The 2010 Equity Incentive Plan is discussed in detail below under “Proposal 5: Approval of the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan.” The Board and the Compensation Committee

intend that the 2010 Equity Incentive Plan will be the primary vehicle for providing long-term compensation to and retention of its named executive officers and other key managers. The benefits or amounts that may be received by or allocated to participants under the 2010 Equity Incentive Plan will be determined at the discretion of the Compensation Committee and the Board and are not presently determinable. No awards will be granted under the 2010 Equity Incentive Plan prior to its approval by our shareholders. The Compensation Committee currently intends that awards under the 2010 Equity Incentive Plan will be in the form of grants of restricted stock with performance-based vesting condition. In anticipation of shareholder approval of the 2010 Equity Incentive Plan the Compensation Committee has approved performance-based vesting conditions for restricted stock grants, which are described below under “Proposal 5: Approval of the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan.” We believe that restricted stock with performance-based vesting conditions combines the best attributes of both stock-based incentives and performance goals based on our returns to shareholders relative to those of other real estate companies. These grants provide the perceived value of restricted stock awards and align the financial interests of participants with shareholders by promoting stock price appreciation and dividends.

Pension Plan. We maintain the Retirement Plan for Employees of Consolidated-Tomoka Land Co. (the “Pension Plan”), a defined benefit pension plan for the benefit of our employees, including the named executive officers. Benefits are based upon an employee’s cumulative years of service and average compensation for the five most highly-compensated years during the employee’s final 10 years of employment. The benefit formula generally provides for a life annuity benefit. We believe that this plan recognizes employees’ long-term performance on our behalf and motivates employees to remain with us.

401(k) Plan. Employees (including the named executive officers) may participate in our 401(k) plan, a tax-qualified retirement plan maintained to provide the opportunity to further provide for retirement through tax-deferred employee contributions. The 401(k) plan permits eligible employees to defer compensation up to the maximum limit set annually by the Internal Revenue Service, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. We make a safe harbor contribution of 3% of annual compensation for all eligible employees, which is immediately vested and subject to limitations imposed by the Internal Revenue Code. Under the terms of the plan the executive officers do not qualify for a 3% matching contribution by the Company, so no matching contributions have been made on behalf of the named executive officers.

Deferred Compensation. Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Officers and Key Employees, amended and restated effective January 1, 2005 (the “Executive Deferred Compensation Plan”), the named executive officers are eligible to defer receipt of all or a portion of their cash compensation. The deferred compensation accrues interest annually at the before income tax equivalent average rate of return earned by us on our short-term investments, which was 7.32% in 2009. Participants will receive their funds in annual installments over a period of not more than 10 years, unless the participant elects an alternate form of payment, such as a lump sum payment, at the time of commencement of participation in the plan, with payment generally commencing in March of the year following the year in which retirement or termination of employment occurs, but not earlier than six months after retirement or termination of employment for any executive officer. The Executive Deferred Compensation Plan allows participants to save for retirement in a tax-effective manner at minimal cost to us.

Health and Welfare Benefits. We provide to each named executive officer, and all full time employees, medical and dental insurance coverage as well as long-term disability and life insurance. Dependent coverage is paid by the employee.

We have a current policy regarding post-retirement benefit programs for certain healthcare and life insurance benefits for eligible retired employees. All full-time employees become eligible to receive a life insurance benefit up to a maximum of $5,000 if they retire after reaching age 55 with 20 or more years of service, and this program is non-contributory. The retired employee will also receive a supplemental Medicare benefit if he or she retires at age 65 with 20 or more years of service. Retirees in Volusia County, Florida, must enroll in the local Florida Health Care Plan, a Federally qualified HMO, and we pay up to $25 of their monthly premium. Retired employees in Highlands County, Florida received a supplemental Medicare policy for which we pay up to $120 per month. The portion of the post-retirement supplemental Medicare benefit premium that we pay is contributory with retiree contributions adjusted annually as the premiums change.

Perquisites. We provide named executive officers with a paid club membership at the LPGA International Golf Club, based on the belief that the use of such facilities in the course of their employment is in our interest and will further our business purposes. The officers pay for their non-business related restaurant expenses at the LPGA International. Named executive officers are also provided with an automobile, including gasoline and vehicle maintenance. The named executive officers pay for their personal use of their vehicles.

Other Matters

Stock Ownership. Stock ownership guidelines for the named executive officers have not been adopted.

Employment Agreements. We do not have employment agreements with any employees, including the named executive officers.

Severance Benefits. None of our employees, including the named executive officers, have a severance agreement. However, all full-time employees of the Company may qualify to participate under the Company’s broad-based severance policy.

Vesting of unexercised stock options. Each option holder’s individual grant agreement or agreements entered into pursuant to the 2001 Stock Option Plan; provide that all unvested stock options and tandem SARs become vested upon the occurrence of a change in control.

Tax and Accounting Implications

Deductibility of Executive Compensation. The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Based on current levels of compensation, no executive officer is expected to receive compensation for 2009 or 2010 services that would be non-deductible under Section 162(m). Accordingly, the Compensation Committee has not considered any revisions to its policies and programs in response to this provision of law.

Nonqualified Deferred Compensation. Effective January 1, 2005, Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. In general, we intend to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe we are currently operating such plans in compliance with Section 409A. Pursuant to final regulations issued by the Internal Revenue Service, we amended our deferred compensation plans in 2007 for formal compliance with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009. Submitted by the Compensation Committee: John C. Adams, Jr., Chairman, William H. Davison, Allen C. Harper and William L. Olivari.

Summary Compensation Table for 2007-2009

The following table summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(2)	All Other Compensation ($)		Total ($)
William H. McMunn Chairman, President and Chief Executive Officer	2009 2008 2007	294,816 294,816 283,470	— — 170,000	296,861 549,827 971,184	107,126 76,327 56,953	16,812 17,131 12,548	(3)	715,615 938,101 1,494,155
Bruce W. Teeters Senior Vice President-Finance and Treasurer	2009 2008 2007	255,900 255,900 246,048	— — 87,000	118,745 219,931 388,473	161,932 100,809 77,713	12,417 12,486 7,737	(4)	548,994 589,126 806,971

(1)	Amounts consist of both the aggregate grant date fair value of stock options awarded and the aggregate grant date fair value of tandem SARs granted pursuant to the 2001 Stock Option Plan computed in accordance with FASB ASC Topic 718 (formerly, FAS 123R) as follows: 2009 valuation – Mr. McMunn, $192,960 (stock options) and $103,901 (tandem SARs), and Mr. Teeters, $77,184 (stock options) and $41,561 (tandem SARs); 2008 valuation – Mr. McMunn, $357,388 (stock options) and $192,439 (tandem SARs), and Mr. Teeters, $142,955 (stock options) and $76,976 (tandem SARs); and 2007 valuation – Mr. McMunn, $631,269 (stock options) and $339,915 (tandem SARs), and Mr. Teeters, $252,507 (stock options) and $135,966 (tandem SARs). See Note 9 (Stock Option Plan) in the Notes to Consolidated Financial Statements included in the our Annual Report on Form 10-K for the year ended December 31, 2009, for the relevant assumptions used to determine the valuation of stock option and tandem SAR awards. These amounts reflect our accounting for these stock option and tandem SARs and do not correspond to the actual values that may be recognized by the named executive officers. These stock options have exercise prices of $33.16 for grants made in 2009, $55.25 for grants made in 2008, and $77.24 for grants made in 2007, while our stock price on March 1, 2009 was $31.83.
(2)	Amounts consist of above-market earnings during fiscal 2009, fiscal 2008 and fiscal 2007 on compensation that was deferred prior to January 1, 2010, January 1, 2009, and January 1, 2008, respectively, under the Executive Deferred Compensation Plan, and the change in the actuarial present value of the named executive officer’s earned benefit under our Pension Plan as follows: during fiscal 2009 – Mr. McMunn, $70,067 (change in pension value) and $37,059 (above-market earnings), and Mr. Teeters, $145,014 (change in pension value) and $16,918 (above-market earnings); during fiscal 2008 – Mr. McMunn, $63,964 (change in pension value) and $12,363 (above-market earnings), and Mr. Teeters, $95,138 (change in pension value) and $5,671 (above-market earnings); and during fiscal 2007 – Mr. McMunn, $50,305 (change in pension value) and $6,648 (above-market earnings), and Mr. Teeters, $74,286 (change in pension value) and $3,427 (above-market earnings).
(3)	This amount reflects life insurance premiums paid by us in the amount of $1,067 for term life insurance for Mr. McMunn, LPGA Golf Club membership fees of $3,600, and use of a Company vehicle valued at $12,145.
(4)	This amount reflects life insurance premiums paid by us in the amount of $1,067 for term life insurance for Mr. Teeters, LPGA Golf Club membership fees of $3,600, and use of a Company vehicle valued at $7,750.

Grants of Plan-Based Awards for 2009

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
William H. McMunn	1/28/09	16,000	33.16	296,861
Bruce W. Teeters	1/28/09	6,400	33.16	118,745

(1)	These stock options and tandem SARs were awarded for fiscal year 2008 performance and vest over a four-year period.
(2)	Tandem SARs were granted with each stock option award. The value of these stock option awards and tandem SARs is reported in the Summary Compensation Table above.
(3)	The per share exercise price of a stock option granted under the 2001 Stock Option Plan is equal to the fair market value of such shares on the date of grant, which is defined under the plan to be the mean between the high and low sales prices of the stock on that date, as reported in the Wall Street Journal.
(4)	The “Grant Date Fair Value of Stock and Option Awards” column shows the aggregate grant date fair value of the stock option awards and tandem SARs granted to the named executive officers in fiscal 2009. The grant date fair value of the awards is determined under FASB ASC Topic 718 (formerly, FAS 123R) and represents the amount we would expense in our financial statements over the vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual FASB ASC Topic 718 (formerly, FAS 123R) accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions. See Note 9 (Stock Option Plan) in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, for the relevant assumptions used to determine the valuation of stock option and tandem SAR awards. The amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End for 2009

The following table sets forth certain information with respect to all unexercised stock options previously awarded to the named executive officers as of December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
William H. McMunn	4,000	0	20.12	1/22/2013
	8,000	0	31.64	1/28/2014
	8,000	4,000	42.87	1/26/2015
	12,000	8,000	67.27	1/25/2016
	8,000	12,000	77.24	1/24/2017
	4,000	16,000	55.25	4/23/2018
	0	16,000	33.16	1/28/2019
Bruce W. Teeters	1,600	0	20.12	1/22/2013
	3,200	0	31.64	1/28/2014
	3,200	1,600	42.87	1/26/2015
	4,800	3,200	67.27	1/25/2016
	3,200	4,800	77.24	1/24/2017
	1,600	6,400	55.25	4/23/2018
	0	6,400	33.16	1/28/2019

(1)	Stock options become exercisable in five equal annual installments beginning on the first anniversary of the grant date, with full exercisability upon a change in control. They remain exercisable until they expire ten years from the date of grant, subject to earlier expiration following termination of employment. Subject to such earlier expiration or accelerated exercisability, 20% of the stock options granted on January 26, 2005 became exercisable on January 26, 2010; 20% of the stock options granted on January 25, 2006 became exercisable on January 25, 2010 and 20% of such stock options will become exercisable on January 25, 2011; 20% of the stock options granted on January 24, 2007 became exercisable on January 24, 2010 and 20% of such stock options will become exercisable on each of January 24, 2011 and January 24, 2012, respectively; 20% of the stock options granted on April 23, 2008 will become exercisable on each of April 23, 2010, April 23, 2011, April 23, 2012 and April 23, 2013, respectively; and 20% of the stock options granted on January 28, 2009 became exercisable on January 28, 2010 and 20% of such stock options will become exercisable on each of January 28, 2011, January 28, 2012, January 28, 2013 and January 28, 2014, respectively. Tandem SARs were granted with each stock option award.

Pension Benefits for 2009

We maintain two programs to provide retirement income to eligible employees and the named executive officers: our 401(k) plan (a tax-qualified retirement plan) and the Pension Plan. The following table sets forth benefits that named executive officers have accumulated under the Pension Plan.

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
William H. McMunn	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	18	607,264
Bruce W. Teeters	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	29	1,149,542

(1)	The named executive officers are both fully vested under the Pension Plan.
(2)	See Note 7 (Pension Plan) in the Notes to Consolidated Financial Statements included in the our Annual Report on Form 10-K for the year ended December 31, 2009 for the relevant assumptions used to determine the present value of each named executive officer’s accumulated benefit under the Plan.

All employees who have attained the age of 21 and completed one year of service participate in the Pension Plan. Pension benefits are accrued annually in an amount equal to 1.2% of the employee’s final average earnings up to their covered compensation line plus 1.8% of the employee’s final average earnings in excess of their covered compensation line multiplied by the employee’s years of credited service to a maximum of 35 years. An employee’s “covered compensation line” equals the average of their actual past social security wage bases for the 35 calendar years preceding the employee’s social security retirement age. An employee’s “final average earnings” is the employee’s average annual compensation for the five consecutive years of highest earnings during the final ten consecutive years of employment. The elements of compensation considered in this determination include all earnings that make up the employee’s social security wage base, as limited by federal law.

The benefit formula generally provides for a life annuity or joint annuity benefit. The benefits for the named executive officers shown above are not payable in a lump sum. If the employee chooses to receive their pension payments as a joint benefit, a reduced pension benefit will be payable to the employee for life, and, if the employee dies first, 50% or more of the benefit will be payable to the joint payee for the rest of his or her life. The employee may also choose a social security adjustment benefit option where, if the employee retires before age 65, the employee receives a higher benefit before social security payments are expected to begin, and smaller payments thereafter, or the single life annuity, where a pension payment will be payable to the employee for life. All of the named executive officers are currently eligible for early retirement under the Pension Plan based on the early retirement age of 55 thereunder. If an employee retires early, the employee’s accrued pension will be reduced to reflect the longer period over which the employee will receive pension benefits.

During 2009 we made a contribution of $545,215, all of which related to the 2009 plan year. We make periodic employer contributions in conformance with minimum funding requirements and maximum deductible limitations. See Note 7 (Pension Plan) in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Nonqualified Deferred Compensation for 2009

The table below sets forth information regarding the named executive officers’ current earnings on deferred compensation under the Executive Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year-End ($)(2)
William H. McMunn	0	37,059	543,336
Bruce W. Teeters	0	16,918	248,043

(1)	Amounts include above-market earnings reported in the Summary Compensation Table above for the fiscal year 2009 under the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” as follows: Mr. McMunn, $11,644 and Mr. Teeters, $5,316. Above-market earnings reflect the interest earned in excess of the interest that would have been earned at a rate equal to 120% of the applicable federal long-term rate (“AFR”). Earnings under the plan were calculated using an average rate of 7.32% and 120% of the AFR was 5.02%.
(2)	Amounts shown in this column include amounts previously reported as compensation in the Summary Compensation Table for previous years, as follows: Mr. McMunn, $19,011and Mr. Teeters, $9,098.

Under the Executive Deferred Compensation Plan, our named executive officers and key employees may elect to defer receipt of all or a portion of their cash compensation until such time as the participant ceases to be an officer or key employee. The deferred compensation accrues interest annually at the before income tax equivalent average rate of return earned by us on our short-term investments, which was 7.32% in 2009. Participants will receive their funds in annual installments over a period of not more than 10 years, unless the participant elects an alternate form of payment at the time of commencement of participation in the plan, with payment generally commencing in March of the year following the year in which retirement or termination of employment occurs, but not earlier than six months after retirement or termination of employment.

Potential Payments Upon Termination or Change in Control

We do not have employment agreements, change in control agreements, or severance agreements with any of our executive officers. Benefits payable upon termination of a named executive officer include benefits accrued under the Pension Plan, described under “Pension Plan” above, and deferred compensation and earnings thereon, described under “Deferred Compensation” above. Upon a change in control, deferred compensation and earnings thereon would be distributed in accordance with the Executive Deferred Compensation Plan, and stock options and tandem SARs would become fully vested pursuant to the 2001 Stock Option Plan.

Under the Executive Deferred Compensation Plan, a change of control shall be deemed to have occurred if:

•	as a result of any transaction, another person or entity acquires our voting stock in an aggregate amount so as to enable that person or entity to exercise more than 50% of our voting power;

•	an unrelated person or entity acquires all or substantially all of our assets; or

•

upon the consummation of a merger or consolidation to which we are a party, our voting stock outstanding immediately prior to consummation of the merger or consolidation is converted into cash or securities possessing less than 50% of the voting power of the surviving corporation.

Under the 2001 Stock Option Plan, a change of control occurs when:

•

any person or group, other than one of our subsidiaries or one of our or our subsidiaries’ employee benefit plans, becomes the beneficial owner of 50% or more of our outstanding voting shares and our other outstanding voting securities that are entitled to vote generally in the election of our directors;

•

individuals who, as of the effective date of the Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the effective date whose election or nomination for election by our shareholders was approved by a majority of the members of the Incumbent Board shall be deemed to be members of the Incumbent Board; or

•

approval by our shareholders of a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding common stock immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or a plan of liquidation or a plan or agreement for the sale or other disposition of all or substantially all of our assets.

The following table sets forth the benefit that would have been realized by each named executive officer pursuant to the Pension Plan and Executive Deferred Compensation Plan as of December 31, 2009, if the officer had retired or been terminated on that date, and the benefit that would have been realized by each named executive officer pursuant to the Executive Deferred Compensation Plan and for outstanding stock options and tandem SARs as of December 31, 2009, if a change in control had occurred on such date:

Name	Benefit	Change in Control ($)		Retirement or Termination ($)
William H. McMunn	Unvested Stock Option Awards	43,815	(1)(2)	—
	Pension Plan Benefit	—		607,264
	Deferred Compensation	543,336		543,336

	Total	587,151		1,150,600

Bruce W. Teeters	Unvested Stock Option Awards	17,526	(1)(2)	—
	Pension Plan Benefit	—		1,149,542
	Deferred Compensation	248,043		248,043

	Total	265,569		1,397,585

(1)	These amounts include both the value of unvested stock options awarded and the value of unvested tandem SARs granted pursuant to the our 2001 Stock Option Plan as follows: Mr. McMunn, $28,480 (stock option value) and $15,335 (SAR value); and Mr. Teeters, $11,392 (stock option value) and $6,134 (SAR value).
(2)	Values are calculated as if a change in control had taken place on December 31, 2009, using the closing market price per share of our stock on that date of $34.94.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, the Compensation Committee believes that the mix and design of the elements of compensation do not encourage employees to assume excessive risks because (1) as a real estate business, we do not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets) and (2) as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting, and financial reporting processes generally.

Among other things, the Audit Committee contracts with the independent auditors to audit our financial statements; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of our internal controls, and the overall quality of our financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2009:

(1) The Audit Committee reviewed and discussed the audited financial statements with management.

(2) The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 114.

(3) The Audit Committee discussed with the independent auditors the auditors’ independence and received the written disclosures and the letter from the independent auditors as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding independence.

(4) The Audit Committee reviewed and discussed with management and the independent auditors our audited financial statements for the year ended December 31, 2009, and reports on the effectiveness of internal controls over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2009, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee also has appointed, and requested shareholder ratification of the appointment of, KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Submitted by the Audit Committee: Gerald L. DeGood, Chairman, John C. Adams, Jr., John J. Allen, and William L. Olivari.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2010. KPMG LLP also served as our independent registered public accounting firm for our fiscal year ended December 31, 2009. Representatives of KPMG are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Although applicable law does not require shareholder ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm, our Board has decided to ascertain the position of our shareholders on the appointment. If the shareholders fail to ratify the appointment of KPMG LLP, our Audit Committee will reconsider the appointment. Even if the selection is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on this proposal. Shares represented by executed proxies on proxy cards will be voted, if specific instructions are not otherwise given, for the ratification of KPMG LLP as our independent registered public accounting firm.

Our Board of Directors recommends a vote “for” the ratification of KPMG LLP as our independent registered public accounting firm.

Auditor Fees

Historically, we have entered into three-year agreements with our independent auditors to promote continuity and efficiency. The most recent three-year agreement covers the 2008, 2009 and 2010 audits.

The following table represents aggregate fees billed by KPMG LLP for professional services for fiscal 2009 and 2008, by category as described in the notes to the table. All fees were pre-approved by the Audit Committee.

	2009	2008
	$	$
Audit Fees(1)	169,000	156,000
Audit-Related Fees	-0-	-0-
Tax Fees(2)	37,700	48,345
All Other Fees	-0-	-0-

(1)	Aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements, review of interim financial statements included in our Quarterly Reports on Form 10-Q and other services normally provided in connection with our statutory and regulatory filings or engagements by year.
(2)	Aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning, including preparation of tax forms, including federal and state income tax returns, and income tax consulting services.

Pre-approval Policy

The Audit Committee has adopted a Pre-approval Policy (the “Policy”) governing the pre-approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Policy, the Audit Committee will annually review and pre-approve the audit services that may be provided by the independent auditor and the fees to be paid for those services during the following year, and may from time-to-time review and pre-approve audit-related services, tax services and all other services to be provided by the independent auditor. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. For pre-approval, the Audit Committee will consider whether the service is consistent with the SEC’s rules on auditor independence, as well as whether the independent auditor is in the best position to provide the service for reasons such as its familiarity with our business, people, culture, accounting system, risk profile and other factors. All such factors will be considered as a whole, with no single factor being determinative.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include (1) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence, and (2) with respect to each proposed pre-approved service, detailed back-up documentation regarding the specific service to be provided. Requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Treasurer and will include a description of the services to be rendered. The Treasurer will determine whether such services are included within the list of services that have previously received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

PROPOSAL 3: PROPOSED AMENDMENT TO THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Background. Our Amended and Restated Articles of Incorporation and Bylaws currently provide for a division of the Board of Directors into three classes, with directorships apportioned among the classes so as to maintain the classes as nearly equal in number as possible, and where directors of the same class are elected for three-year terms. The Board believes that this structure has promoted long-term focus, stability, continuity and experience, enhanced independence and protection of shareholder value in a potential takeover situation.

At last year’s annual meeting, Wintergreen presented a shareholder proposal requesting that our Board take the steps necessary to amend our Articles of Incorporation and Bylaws to declassify our Board and require that all directors stand for election annually, providing that the Board declassification be completed in a manner that would not affect the unexpired terms of the previously-elected directors.

Last year the Board opposed this proposal and set forth the advantages of having a classified Board structure so our shareholders could consider the various view points on the issue. The non-binding proposal was approved by our shareholders, receiving 77.9% of the votes cast.

Our Governance Committee, which is composed entirely of independent directors, regularly reviews and evaluates a broad range of corporate governance issues relevant to the Company, including the classified structure of our Board. In the course of its review of the classified Board structure in 2009, the Governance Committee and the Board carefully considered the advantages and disadvantages of the structure. The Governance Committee and the Board believe that the classified Board structure has enhanced our Board’s stability and its commitment to a long-term perspective, and that it has benefited the Company by enabling our Board to consistently have a majority of directors who have experience with the challenges and opportunities facing the Company. At the same time, our Governance Committee and our Board value the opinion of our shareholders.

In light of the shareholder vote at the 2009 annual meeting and evolving governance practices, our Board, on the recommendation of the Governance Committee, has determined to recommend to our shareholders that they vote in favor of amending our Amended and Restated Articles of Incorporation to eliminate the classified Board structure and provide for the annual election of all directors.

Amendment to Articles of Incorporation. If this proposal is approved, Article V Section (b) of our Amended and Restated Articles of Incorporation will be amended to reflect that all directors will be elected annually beginning at the 2013 annual meeting. The directors to be elected at the 2010 annual meeting will be elected to serve a full three-year term. The directors to be elected at the 2011 annual meeting and the directors to be elected at the 2012 annual meeting will be elected to serve a one-year term; all directors will stand for election at the 2013 annual meeting and at each annual meeting thereafter.

If this proposal is approved, the proposed amendments will become effective upon filing articles of amendment with the Florida Department of State, which we intend to do promptly following the Annual Meeting if this proposal receives the required shareholder approval. Our Board will also amend our Bylaws to conform to the new Board structure following shareholder approval and filing of the articles of amendment.

Vote Required. Our Amended and Restated Articles of Incorporation require the affirmative vote of the holders of at least 85% of the outstanding shares entitled to be voted on this matter for this proposal to be approved.

The text of Article V Section (b) as it is proposed to be amended (and reflecting changes from the current Article V Section (b)) is attached to this proxy statement as Appendix A.

Our Board of Directors recommends a vote “for” this proposal.

PROPOSAL 4: PROPOSED AMENDMENT TO THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO LIMIT THE NUMBER OF DIRECTORS ON THE BOARD

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Background. Our Articles of Incorporation and Bylaws currently provide that the number of directors on our Board may be increased or decreased by the affirmative vote of (i) the holders of at least 85% of the shares of the Company then entitled to vote on such change, or (ii) two-thirds of the directors then in office.

At last year’s annual meeting, Wintergreen presented a shareholder proposal requesting that our Board take the steps necessary to amend our Articles of Incorporation and Bylaws to provide that the Board shall consist of no more than eleven directors.

Last year the Board opposed this proposal and set forth the advantages of having the flexibility of increasing or decreasing the number of directors on our Board so our shareholders could consider the various view points on the issue. The non-binding proposal was approved by our shareholders, receiving 69.5% of the votes cast.

Our Governance Committee, which is composed entirely of independent directors, regularly reviews and evaluates a broad range of corporate governance issues relevant to the Company, including the number of directors on our Board. In the course of its review of the number of directors on our Board in 2009, the Governance Committee and the Board carefully considered the advantages and disadvantages of limiting the number of directors on our Board. The Governance Committee and the Board believe that limiting the number of directors on the Board eliminates our Board’s flexibility to increase the size of the Board to add highly-qualified director candidates. The Governance Committee and Board also considered that limiting the number of directors on the Board to no more than eleven members is arbitrary and not supported by evidence that this limit will increase our Board’s effectiveness or efficiency. At the same time, our Governance Committee and our Board value the opinion of our shareholders.

In light of the shareholder vote at the 2009 annual meeting, our Board, on the recommendation of the Governance Committee, has determined to recommend to our shareholders that they vote in favor of amending our Amended and Restated Articles of Incorporation to provide that the Board shall consist of no more than eleven directors.

Amendment to Articles of Incorporation. If this proposal is approved, Article V Section (a) of our Amended and Restated Articles of Incorporation will be amended to reflect that the total number of directors constituting our Board shall be no more than eleven.

If this proposal is approved, the proposed amendment will become effective upon filing articles of amendment with the Florida Department of State, which we intend to do promptly following the Annual Meeting if this proposal receives the required shareholder approval. Our Board will also amend our Bylaws to reflect this amendment following shareholder approval and filing of the articles of amendment.

Vote Required. Our Amended and Restated Articles of Incorporation require the affirmative vote of the holders of at least 85% of the outstanding shares entitled to be voted on this matter for this proposal to be approved.

The text of Article V Section (a) as it is proposed to be amended (and reflecting changes from the current Article V Section (a)) is attached to this proxy statement as Appendix A.

Our Board of Directors recommends a vote “for” this proposal.

PROPOSAL 5: APPROVAL OF THE

CONSOLIDATED-TOMOKA LAND CO. 2010 EQUITY INCENTIVE PLAN

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

The Board of Directors adopted the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “2010 Plan”) on February 18, 2010, subject to approval by the shareholders of the Company. The 2010 Plan is intended to replace the Company’s 2001 Stock Option Plan.

General. The 2010 Plan differs substantially from the 2001 Stock Option Plan, which was approved by the Company’s shareholders in 2001. The 2001 Stock Option Plan provided for the grant of stock options and tandem SARs, exercisable only to the extent that a related stock option was exercisable. The 2010 Plan eliminates tandem SARs and increases the alternative types of equity compensation available for awards; it also adds performance objectives upon which awards may be conditioned.

The Board of Directors believes that the 2010 Plan will advance the long-term success of the Company by encouraging stock ownership among key employees and members of the Board who are not employees (“Nonemployee Directors”). The 2010 Plan is also intended to provide compensation that will be tax deductible by the Company without regard to the limitations of Section 162(m) of the Internal Revenue Code (the “Code”).

Administration. The 2010 Plan is administered by the Compensation Committee of the Board of Directors. Awards will be approved by the Compensation Committee. The 2010 Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award.

Awards; Eligibility; Number of Shares; Limitations. Awards under the 2010 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance units. Employees of the Company and its subsidiaries and nonemployee directors may be selected by the Compensation Committee to receive awards under the 2010 Plan.

The maximum number of shares as to which stock awards may be granted under the 2010 Plan is 210,000 shares. Stock awards other than stock options and stock appreciation rights will be counted against the 2010 Plan maximum in a 1.41-to-1 ratio. This reserved share amount is subject to adjustments by the Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. Shares of common stock issued under the 2010 Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company. The fair market value of a share of the Company’s common stock on March 1, 2010 was $31.83.

No participant may receive awards during any one calendar year representing more than 50,000 shares of common stock. In no event will the number of shares of common stock issued under the plan upon the exercise of incentive stock options exceed 210,000 shares. These limits are subject to adjustments by the Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events.

Stock Options. Stock options entitle the optionee to purchase shares of common stock at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Committee may deem appropriate or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Stock Appreciation Rights. Stock appreciation rights represent the right to receive an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted. The grant will specify that the amount payable upon exercise of the stock appreciation right will be paid by the Company in shares of the Company’s common stock. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable. No stock appreciation right may be exercised more than ten years from the grant date.

Restricted Shares and Restricted Share Units. An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The participant is entitled immediately to voting rights in such shares, subject to the discretion of the Compensation Committee. Restricted share units represent rights to receive shares of common stock in return for the performance of services. The transfer may be made without additional consideration from the participant. The Compensation Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted shares and restricted share units must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Compensation Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

Performance Shares and Performance Share Units. A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, shares of the Company’s common stock or any combination thereof.

Section 162(m) and Performance Objectives. Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, deferred shares and performance shares, that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by shareholders of the performance formulas or measures.

The 2010 Plan provides that grants of performance shares, performance units or, when determined by the Compensation Committee, options, restricted shares, restricted share units or other stock-based awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to specified levels of or increases in the Company’s or subsidiary’s return on invested capital; free cash flow; economic value added (net operating profit after tax less cost of capital); total shareholder return; operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of common stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Except in the case of an award intended to be exempt from the limitations of Code Section 162(m), if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render the performance objectives unsuitable, the Compensation Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.

Transferability. No award under the 2010 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant.

Termination; Amendment. The 2010 Plan will terminate on the tenth anniversary of the date it was adopted by the Board, and no award will be granted under the plan after that date.

The 2010 Plan may be amended by the Board of Directors, but without further approval by the shareholders of the Company no such amendment may increase the limitations set forth in the 2010 Plan on the number of shares that may be issued under the 2010 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

Tax Consequences. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2010 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. A recipient generally will recognize no income upon the receipt of a restricted stock unit award. Upon the settlement of a restricted stock unit award, the recipient will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any shares received.

A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

New Plan Benefits. The benefits or amounts that may be received by or allocated to participants under the 2010 Plan will be determined at the discretion of the Compensation Committee and are not presently determinable. No awards will be granted under the 2010 Plan prior to its approval by our shareholders.

The Compensation Committee currently intends that awards under the 2010 Plan will be in the form of grants of restricted stock with performance-based vesting condition. In anticipation of shareholder approval of the 2010 Plan the Compensation Committee has approved performance-based vesting conditions for restricted stock grants. The vesting of these shares generally will be based on the performance of our stock price and our dividends to shareholders during the three-year or five-year period following the date of grant. The total shareholder return of our stock during the performance period will be measured and compared to the total shareholder return of companies in certain peer groups established by reference to the Russell 2000 and the Dow Jones US Real Estate Total Stock Market Index. Our total shareholder return and the total shareholder return for each company in the peer groups will be calculated based on the change in each company’s stock price, plus any dividends paid, divided by the beginning stock price for each company. Once our percentile rank is determined with respect to each peer group, our overall percentile rank will be determined by averaging the two ranks, weighting the percentile rank for the Russell 2000 peer group at 40% and for the Dow Jones US Real Estate Total Stock Market peer group at 60%. Our weighted composite percentile rank will then be used to determine the number of the shares awarded that will actually vest, if any, according to a graduated vesting schedule. The vesting schedule for these awards is as follows:

Company’s Weighted Average Percentile Rank	Percent of Restricted Shares to Vest
75th and above	100%
70th	90
65th	80
60th	70
55th	60
50th	50
45th	42.5
40th	35
35th	27.5
30th	20
25th	12.5
Below 25th	0

This summary is not a complete description of all provisions of the 2010 Plan. A copy of the 2010 Plan is attached hereto as Appendix B.

Required Vote. This proposal will be approved if the votes cast in favor of this proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on this proposal.

Our Board of Directors recommends a vote “for” this proposal.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 2001 Stock Option Plan pursuant to which 500,000 shares of the Company’s common stock may be issued. The 2001 Stock Option Plan was approved at the April 25, 2001 annual meeting of shareholders. The following table summarizes information about our equity compensation plans as of December 31, 2009.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Plan Category
Equity Compensation Plans Approved by Security Holders:	256,400	$52.67	22,400
Equity Compensation Plans not Approved by Security Holders:	—	—	—

TOTAL	256,400	$52.67	22,400

PROPOSAL 6: PROPOSAL TO CONDUCT

AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Annual Advisory Vote on Executive Compensation. We previously received notice from Wintergreen of its intention to bring before the Annual Meeting a shareholder proposal requesting that the Board adopt a compensation policy providing that our shareholders will be given the opportunity to vote on an advisory resolution at each annual meeting to approve our Compensation Discussion and Analysis as outlined in the annual proxy statement. After consideration of this shareholder proposal, our Board is providing our shareholders with the opportunity to advise the Board as to whether we should conduct an advisory vote with respect to the compensation of our named executive officers at each annual meeting of shareholders beginning with our 2011 annual meeting of shareholders.

If this proposal (commonly referred to as “Say on Pay”) is approved, our shareholders would vote at each annual meeting of shareholders on the compensation of our named executive officers as set forth in the Summary Compensation Table and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion and Analysis) in the proxy statement for that meeting. The annual advisory vote would be non-binding, but the Board and the Compensation Committee would take into account the outcome in determining annual compensation for our named executive officers in subsequent periods.

Vote Required. This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Our Board of Directors recommends a vote “for” this proposal.

PROPOSAL 7: PROPOSAL RELATING TO

MAJORITY VOTING IN DIRECTOR ELECTIONS

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Background. We previously received notice from Wintergreen of its intention to bring before the Annual Meeting a shareholder proposal requesting amendments to the Company’s Articles of Incorporation, Bylaws and governance committee charter to implement a majority vote for directors. Consistent with the Florida Business Corporation Act (the “FBCA”), our Bylaws currently provide that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Until recently the FBCA only permitted a variance from the plurality voting standard to be set forth in a company’s articles of incorporation; however, the FBCA was recently amended to permit the adoption of a majority vote standard for the election of directors of a public company in a bylaw approved by either the board or the shareholders. Under a majority voting standard, each director must be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present.

After consideration of this shareholder proposal, the Governance Committee and the Board carefully considered the advantages and disadvantages of the plurality voting standard and the majority voting standard for the election of directors. The Governance Committee and the Board considered whether a majority voting standard would provide shareholders with a more meaningful role in director elections and promote director accountability.

Majority Voting in Director Elections. Our Board is providing our shareholders with the opportunity to advise the Board as to whether we should adopt a majority voting standard for the election of directors in uncontested elections beginning with our 2011 annual meeting of shareholders. If this proposal is approved, we will amend our Bylaws and take such other steps as may be necessary to provide for such a majority voting standard, including adopting and implementing a policy which provides that any director who is not re-elected to the Board in an uncontested election by the requisite majority of votes cast at a meeting shall tender a resignation to the Board.

Vote Required. This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Our Board of Directors recommends a vote “for” this proposal.

OTHER MATTERS

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, and except as described in this proxy statement, it is not aware of any other matters that will or may be properly presented at the Annual Meeting by others. The deadline under our Bylaws for any shareholder proposal not discussed in this proxy statement to be properly presented at the Annual Meeting has passed. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card will vote the shares for which we have received proxies in accordance with their best judgment.

We received timely notice from Wintergreen of its intention to bring two shareholder proposals before the Annual Meeting. However, under Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934, we may exercise our discretion to vote on these shareholder proposals. Wintergreen’s first shareholder proposal is to propose that the Board adopt a compensation policy providing that the Company’s shareholders will be given the opportunity to vote on an advisory resolution at each annual meeting to approve our Compensation Discussion and Analysis as outlined in the annual proxy statement. We believe that our Proposal 6, a proposal to conduct an annual advisory vote on executive compensation, is substantially similar to Wintergreen’s proposal. Accordingly, if properly presented at the Annual Meeting, we will exercise our discretionary authority to vote by voting against approval of Wintergreen’s shareholder proposal. Wintergreen’s second shareholder proposal is to propose shareholder action requesting amendments to our Articles of Incorporation, Bylaws and governance committee charter to implement a majority vote for directors. We believe that our Proposal 7, a proposal relating to majority voting in director elections, is substantially similar to Wintergreen’s proposal. Accordingly, if properly presented at the Annual Meeting, we will exercise our discretionary authority to vote by voting against approval of Wintergreen’s shareholder proposal.

Because we believe our proposals 6 and 7 are substantially similar to Wintergreen’s shareholder proposals we will not present Wintergreen’s proposals if they are not introduced at the Annual Meeting by Wintergreen.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission (“SEC”) and the NYSE Amex initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers, and beneficial owners of more than 10% of our common stock are required by SEC rules to furnish us with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from directors and executive officers that no other reports were required, we believe that all reports required under Section 16(a) were timely filed during the fiscal year ended December 31, 2009.

SHAREHOLDER PROPOSALS

Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC Rules

Shareholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2011 Annual Meeting of Shareholders, a written copy of their proposal must be received at our principal executive offices no later than [November 26], 2010. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

Required Timing

In addition, our Bylaws provide that, for any shareholder proposal or director nomination to be properly presented at the 2011 Annual Meeting of Shareholders, whether or not also submitted for inclusion in our proxy statement, we must receive written notice of the matter not less than 150 days nor more than 210 days prior to the first anniversary of the date of the preceding year’s annual meeting. Thus, to be timely, the written notice of a shareholder’s intent to make a nomination for election as a director or to bring any other matter before the 2011 Annual Meeting of Shareholders must be received by our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809 no earlier than [September 30], 2010 and no later than [November 29], 2010. Further, any proxy granted with respect to the 2011 Annual Meeting of Shareholders will confer on management discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframe provided above.

Required Shareholder Information

Each such written notice must contain, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made: (i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner; (ii) the class or series and number of our shares owned beneficially and of record by such shareholder and such beneficial owner; (iii) the date or dates upon which such shareholder acquired ownership of such shares; and (iv) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

Required Director Nominee Information

With respect to each person whom the shareholder proposes to nominate for election as a director (a “proposed nominee”), the shareholder shall provide: (i) the name, business address an residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class or series and number of our shares, if any, owned beneficially and of record by the proposed nominee; (iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or other acting in concert therewith, on the other hand; and (vi) the written consent of each proposed nominee to serve as a director if so elected.

A copy of our Bylaws is available as an exhibit to a Form 8-K we filed with the Securities and Exchange Commission on October 30, 2009. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded.

ANNUAL REPORT

Our Annual Report to Shareholders for the fiscal year ended December 31, 2009, accompanies this proxy statement. Additional copies may be obtained by writing to us at P.O. Box 10809, Daytona Beach, Florida 32120-0809. Our Annual Report and proxy statement are also available on our website at www.ctlc.com.

Appendix A

PROPOSED AMENDMENTS TO ARTICLE V OF THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

CONSOLIDATED-TOMOKA LAND CO.

New language is indicated by underlining, and deletions are indicated by strike-throughs.

Proposal 3: Proposed Amendment to the Amended and Restated Articles of Incorporation to Provide for the Annual Election of Directors

Article V (Directors): subsection (b) (Classes) shall be amended and restated in its entirety to read as follows:

(b)	Terms: At the 2010 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2013 annual meeting of shareholders and until such directors’ successors are elected and qualified. Commencing at the 2011 annual meeting of shareholders, directors shall be elected annually for terms of one year, except that any director in office at the 2011 annual meeting whose term expires at the annual meeting of shareholders in 2012 or 2013 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was elected and until such director’s successor is elected and qualified. At each annual meeting of shareholders after the terms of all Continuing Classified Directors have expired, all directors shall be elected for terms expiring at the next annual meeting of shareholders and until such directors’ successors are elected and qualified. Any vacancy occurring in the board of directors may be filled by a majority of the directors then in office. A new directorship resulting from an increase in the number of directors shall be construed to be a vacancy. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of the predecessor.

Proposal 4: Proposed Amendment to the Amended and Restated Articles of Incorporation to Limit the Number of Directors on the Board

Article V (Directors): the first sentence of subsection (a) (Number) shall be amended and restated to read as follows:

The total number of directors constituting the board of directors of the corporation shall not be more than eleven, which number may be fixed from time to time in accordance with the bylaws.

A-1

Appendix B

CONSOLIDATED-TOMOKA LAND CO.

2010 EQUITY INCENTIVE PLAN

1.	Purpose. The purposes of the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “Plan”) are to (i) align Employees’ and Nonemployee Directors’ long-term financial interests with those of the Company’s shareholders; (ii) attract and retain Employees and Nonemployee Directors by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those Employees and Nonemployee Directors who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.

2.	Definitions. As used in this Plan, the following terms shall be defined as set forth below:

(a)	“Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, or Stock Payments granted under the Plan.

(b)	“Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Grantee.

(c)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change in Control” means any of the following events:

(1)	any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, (the “Exchange Act”)) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); or

(2)	approval by the shareholders of the Company and consummation of either of the following:

a.	a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or

b.	a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Committee” means the committee of the Board described in Section 4 of the Plan.

(h)	“Company” means Consolidated-Tomoka Land Co., a Florida corporation, or any successor corporation.

(i)	“Employee” means any person, including an officer, employed on an hourly or salaried basis by the Company or a Subsidiary.

(j)	“Fair Market Value” on a given date means:

(1)	if the Stock is listed on a national securities exchange in the United States, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

(2)	if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System the trade price of the last sale reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

(3)	if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

(k)	“Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(l)	“Grantee” means an Employee or Nonemployee Director who has been selected by the Committee to receive an Award and to whom an Award has been granted.

(m)	“Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

(n)	“Nonemployee Director” means a member of the Board who is not an Employee.

(o)	“Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(p)	“Option” means any option to purchase Shares granted under Section 5 of the Plan.

(q)	“Option Price” means the purchase price payable upon the exercise of an Option.

(r)	“Performance Objectives” means the performance objectives established pursuant to this Plan for Grantees who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or the Subsidiary, division, department or function within the Company or Subsidiary in which the Grantee is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s:

(1)	return on invested capital;

(2)	free cash flow;

(3)	economic value added (net operating profit after tax less cost of capital);

(4)	total shareholder return;

(5)	operating ratio;

(6)	cost reduction (or limits on cost increases);

(7)	debt to capitalization;

(8)	debt to equity;

(9)	earnings;

(10)	earnings before interest and taxes;

(11)	earnings before interest, taxes, depreciation and amortization;

(12)	earnings per share (including or excluding nonrecurring items);

(13)	earnings per share before extraordinary items;

(14)	income from operations (including or excluding nonrecurring items);

(15)	income from operations compared to capital spending;

(16)	net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes);

(17)	net sales;

(18)	price per share of common stock;

(19)	return on assets;

(20)	return on capital employed;

(21)	return on equity;

(22)	return on investment;

(23)	return on sales; and

(24)	sales volume.

(s)	“Performance Period” means a period of time established under Section 9 of the Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Restricted Shares or Restricted Share Units are to be achieved.

(t)	“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 8 of the Plan.

(u)	“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of the Plan.

(v)	“Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant. If the Committee designates an Award as a Qualified Performance-Based Award, then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto, as applicable, shall be subject to satisfaction of one, or more than one, Performance Objectives. The Committee shall determine the performance targets that will be applied with respect to each Qualified Performance-Based Award at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance target(s) relate. Notwithstanding any contrary provision of the Plan, the Committee may not increase the number of Shares granted pursuant to any Qualified Performance-Based Award, nor may it waive the achievement of any performance target established pursuant to this Section 2(u). Prior to the payment of any Qualified Performance-Based Award, the Committee shall certify in writing that the performance target(s) applicable to such Award was met. The Committee shall have the power to impose such other restrictions on Qualified Performance-Based Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m), the regulations promulgated thereunder, and any successors thereto.

(w)	“Restricted Shares” mean Shares granted under Section 7 of the Plan.

(x)	“Restricted Share Unit” means an Award granted under Section 7 of the Plan and denominated in units representing rights to receive Shares.

(y)	“Shares” means shares of the Common Stock of the Company, par value $1.00 per share, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of the Plan.

(z)	“Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

(aa)	“Stock Appreciation Right” means a right granted under Section 6 of the Plan.

(bb)	“Stock Payment” means Shares granted under Section 9 of the Plan.

(cc)	“Subsidiary” means a corporation or other entity in which the Corporation has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Grantee for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

3.	Shares Available Under the Plan.

(a)	Reserved Shares. Subject to adjustment as provided in Section 11 of the Plan, the maximum number of Shares that may be issued or transferred with respect to Awards shall not in the aggregate exceed 210,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company. Awards that, at any time, are forfeited, expire or are canceled or settled without issuance of shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in this Section 3(a) and shall be available for future Awards. Notwithstanding the foregoing, any and all Shares that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; or (iii) covered by an SAR (without regard to the number of Shares that are actually issued to the Grantee upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in this Section 3(a).

(b)	Reduction Ratio. For purposes of Section 3(a) of the Plan, each Share issued or transferred pursuant to an Award other than an Option or Stock Appreciation Right shall reduce the number of Shares available for issuance under the Plan by 1.41 Shares.

(c)	ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 210,000 Shares, subject to adjustment as provided in Section 11 of the Plan.

(d)	Maximum Calendar Year Award. No Grantee may receive Awards representing more than 50,000 Shares in any one calendar year, subject to adjustment as provided in Section 11 of the Plan.

4.	Plan Administration. This Plan shall be administered by a Committee appointed by the Board from among its members, provided that if the Board does not appoint a Committee, the term “Committee” means the Board, except in those instances where the text clearly indicates otherwise. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion:

(a)	to determine the Fair Market Value of the Common Stock;

(b)	to select the Employees and Nonemployee Directors to whom Awards will be granted under the Plan;

(c)	to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(d)	to determine the number of Shares to be covered by each Award granted under the Plan;

(e)	to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, and which may be delivered electronically, for use under the Plan;

(f)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan.

(g)	to construe and interpret the terms of the Plan and Awards;

(h)	to prescribe, amend and rescind rules and regulations relating to the Plan;

(i)	to modify or amend each Award, provided that no modification or amendment of an Award shall impair the rights of the Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company.

(j)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Committee;

(k)	to provide any notice or other communication required or permitted by the Plan in either written or electronic form; and

(l)	to make all other determinations deemed necessary or advisable for administering the Plan.

The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

5.	Options. The Committee may from time to time authorize grants to Grantees of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Number of Shares. Each grant shall specify the number of Shares to which it pertains.

(b)	Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

(c)	Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Grantee at the time of exercise and for at least six (6) months prior to the time of exercise and which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

(d)	Cashless Exercise. To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

(e)	Vesting. Each Option grant may specify a period of continuous employment of the Grantee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

(f)	ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares as of the Grant Date with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

(g)	Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date.

(h)	Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6.	Stock Appreciation Rights. The Committee may from time to time authorize grants to Grantees of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Grantee to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Payment in Shares. Each grant shall specify that the amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares.

(b)	Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

(c)	Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, specify the Base Price (which shall be equal to or greater than the Fair Market Value on the Grant Date), state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(d)	Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

7.	Restricted Shares and Restricted Share Units. The Committee may from time to time authorize grants to Grantees of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Transfer of Shares. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Upon expiration of the Restriction Period and satisfaction of any other terms or conditions and as set forth in the Restricted Stock Award Agreement, the Restricted Stock shall immediately become nonforfeitable and the Shares underlying such award of Restricted Stock shall be released by the Company to the Participant without restrictions on transfer. The Shares released by the Company hereunder may at the Company’s option be either (i) evidenced by a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee. Restricted Share Units shall become payable to a Grantee in Shares at the time or times determined by the Committee and set forth in the Restricted Share Unit Award Agreement.

(b)	Consideration. Each grant may be made without additional consideration from the Grantee or in consideration of a payment by the Grantee that is less than the Fair Market Value on the Grant Date.

(c)	Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares or Restricted Share Units covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or other similar transaction or event. If a Grantee ceases to be an Employee or a Non- Employee Director, the number of Shares subject to the Award, if any, to which the Grantee shall be entitled shall be determined in accordance with the applicable Award Agreement. All remaining Shares underlying Restricted Stock or Restricted Units as to which restrictions apply at the date of termination of employment or service shall be forfeited subject to such exceptions, if any, authorized by the Committee.

(d)	Voting Rights. Unless otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Grantee to voting rights during the period for which such substantial risk of forfeiture is to continue. Unless otherwise determined by the Committee, a Grantee shall not have any rights as a shareholder with respect to Shares underlying an Award of Restricted Share Unit until such time, if any, as the underlying Shares are actually issued to the Grantee, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Grantee or his or her designee; or (ii) credited to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee.

(e)	Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date.

(f)	Performance-Based Restricted Shares and Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of the Plan regarding Performance Shares and Performance Units.

(g)	Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Grantee with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8.	Performance Shares and Performance Units. The Committee may from time to time authorize grants of Performance Shares and Performance Units, which shall become payable to the Grantee upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)	Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

(c)	Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Grantee.

(d)	Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(e)	Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

(f)	Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

(g)	Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Grantee of dividend equivalents thereon in cash or additional, provided however that the Award Agreement shall provide that the Grantee shall not receive any dividends unless and until such time as the Performance Shares are earned and paid, and provided further that if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing.

(h)	Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Grantee and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(i)	Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

9.	Stock Payments. If not prohibited by applicable law, the Committee may from time to time issue unrestricted Shares to Grantees, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Payment may be granted as, or in payment of, Nonemployee Director fees, bonuses (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Code Section 162(m)), or to provide incentives or recognize special achievements or contributions.

10.	Nontransferability. No Award granted under this Plan shall be transferable by a Grantee other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

11.	Adjustments. The Committee shall make or provide for such adjustments in the (a) number of Shares covered by outstanding Awards, (b) prices per share applicable to outstanding Options and Stock Appreciation Rights, and (c) kind of shares covered by Awards (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Grantees that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 of the Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

12.	Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

13.	Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Grantee or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Grantee or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

14.	Amendments and Other Matters.

(a)	Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3 of the Plan, other than to reflect an adjustment made in accordance with Section 11 of the Plan, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company.

(b)	Repricing Prohibited. The Committee shall not reprice any outstanding Option, directly or indirectly, without the approval of the shareholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 11 of the Plan.

(c)	No Employment Right. This Plan shall not confer upon any Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Grantee’s employment or other service at any time.

(d)	Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

(e)	Change in Control. The Committee may, in its sole discretion, provide for immediate and full vesting of an Award upon the occurrence of a Change in Control of the Company. Should the Committee determine to make such a provision with respect to the grant of an Award, a representation to that effect shall be set forth in the Award Agreement.

15.	Effective Date. This Plan shall become effective upon its approval by the shareholders of the Company.

16.	Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is adopted by the Board, and no Award shall be granted after that date.

17.	Governing Law. The Plan and any Award Agreements shall be administered, interpreted and enforced under the laws of the State of Florida without regard to conflicts of laws thereof.

CONSOLIDATED-TOMOKA LAND CO.	PRELIMINARY COPY

CONTROL NUMBER

▼  TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE  ▼

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all the nominees listed and FOR Proposals 2, 3, 4, 5, 6 and 7. If you vote your proxy over the Internet or by telephone, you do NOT need to mail back this proxy card.

Please mark votes as in this example Proposal 1 – Election of three Class I Directors for a three-year term ending in 2013.	☒	FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees as listed below ☐

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Class I. Linda Loomis Shelley, A. Chester Skinner, III, and Thomas P. Warlow, III.

FOR AGAINST ABSTAIN
Proposal 2 – Company proposal to ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for fiscal year 2010.			☐ ☐ ☐

	FOR	AGAINST	ABSTAIN

Proposal 3 – Company proposal to approve an amendment to our Amended and Restated Articles of Incorporation to provide for the annual election of directors.	☐	☐	☐

Proposal 4 – Company proposal to approve an amendment to our Amended and Restated Articles of Incorporation to limit the number of directors on our Board.	☐	☐	☐

Proposal 5 – Company proposal to approve the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan.	☐	☐	☐

Proposal 6 – Company proposal to conduct an annual advisory vote on executive compensation.	☐	☐	☐

Proposal 7 – Company proposal relating to majority voting in director elections.	☐	☐	☐

The Proxies are authorized to vote upon such other business as may properly come before the meeting in their discretion.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the director nominees and FOR Proposals 2, 3, 4, 5, 6 and 7.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Date:

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▼  PLEASE DETACH PROXY CARD HERE  ▼

CONSOLIDATED-TOMOKA LAND CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Consolidated-Tomoka Land Co., a Florida corporation, hereby appoints William H. McMunn and Bruce W. Teeters, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders scheduled to be held on Wednesday, April 28, 2010, at 2:00 p.m., Eastern Time, at Holiday Inn Daytona Beach LPGA Boulevard, 137 AutoMall Circle, Daytona Beach, Florida, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares upon the matters described in the Notice of Annual Meeting of Shareholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The shares represented by this proxy will be voted as directed on the reverse side, but if no direction is made, the proxies named herein intend to vote the securities at their discretion FOR the election of the nominees listed in the Proxy Statement for the Annual Meeting and FOR Proposals 2, 3, 4, 5, 6 and 7, and otherwise at the discretion of the proxies.

SEE REVERSE SIDE